The Prudential Insurance Company of America
A[751 Broad Street
Newark, New Jersey 07102]

PruBenefit SelectSM
A Group Flexible Premium Variable Universal Life Insurance Contract

Contract Holder:  SPECIFY PARTY

Group Contract No.:  G-######

The Prudential Insurance Company of America (“Prudential”) will provide or pay the Death Benefits of this group flexible premium variable universal life insurance contract (the “Group Contract”) for each Covered Person, subject to its terms and conditions. This promise is based upon the Application of the Contract Holder, a copy of which is attached to this Group Contract, and payment of the required premium contributions. Prudential will charge for benefits on a pooled, non-experience rated standard claimed basis.

The Contract Holder makes all premium contributions and is the Beneficiary of some or all of the Death Benefits. The Contract Holder may allocate net premium contributions and earnings under this Group Contract to one or more Variable Investment Options and/or to the Fixed Interest Rate Option.

This Group Contract takes effect on the Contract Date if it is duly attested on the Schedule of Benefits. Prudential will issue a Benefit Summary Report for each Covered Person. Coverage for each Covered Person commences on the Coverage Effective Date shown on the applicable Benefit Summary Report, provided that each Covered Person executed a valid Consent Form. Coverage for each Covered Person continues as long as the amounts in the Coverage Fund for such Covered Person are sufficient to prevent lapse of Coverage, unless it ends or is terminated as described in the Insurance Plan Rules and General Rules.

This Group Contract is non-participating. This means that it will not share in the profits or surplus earnings of Prudential. Prudential will pay no dividends on the profits or surplus.

This Group Contract is delivered in and governed by the laws of the State of New Jersey.

SECRETARY	CHAIRMAN OF THE BOARD

NOTICE:  The amount and duration of the Death Benefit may be fixed or variable and the Cash Value may increase or decrease daily, depending on the payment of premium contributions, the investment experience of the Variable Investment Option(s), the amount of interest, if any, credited to the Fixed Interest Rate Option and the charges made. There is no guaranteed minimum Cash Value.

B[RIGHT TO EXAMINE THE CONTRACT:   This Group Contract is a legal contract between the Contract Holder and Prudential. The Contract Holder may return this Group Contract within the later of 30 days of the date of the Application or 10 days of receipt of this Group Contract to receive no less than premiums (including fees and charges) applied to the separate account adjusted for

113550 NJ 2000	1	(G-######)

investment gains and losses, plus premiums (including fees and charges) applied to the Fixed Interest Rate Option.]

PLEASE REVIEW THIS GROUP CONTRACT AND THE PROSPECTUS CAREFULLY: PruBenefit Select is issued by Prudential. It is offered by prospectus only through Pruco Securities, LLC (“Prusec”) or through broker-dealers that have selling agreements with Prusec. A[Prudential and Prusec are both located at 751 Broad Street, Newark, New Jersey 07102], and are Prudential Financial companies.

113550 NJ 2000	2	(G-######)

Table of Contents

This Group Contract is written on Form 113550 NJ 2000 which includes the following provisions:

Provision	Page

Cover Page
Table of Contents
Schedule of Benefits
Schedule of Charges
Variable Universal Life Insurance Coverage
Insurance Plan Rules
General Rules
List of Investment Options
Definitions
Tables

Application (113550 NJ APP 2000)

113550 NJ 2000	3	(G-######)

Schedule of Benefits

All amounts are aggregate values unless noted.

GENERAL INFORMATION:

Contract Date:	DATE.

Covered Class:	Employees selected by the Employer to be
insured under this Group Contract.

Initial Minimum Number of Covered Persons:	2

Minimum Coverage Amount (the sum of the
Minimum Basic Insurance and the Minimum Target Insurance):	$100,000 per Covered Person.

Type of Death Benefit:	See attached Benefit Summary Reports.

C[Initial interest rate for Type C Death Benefits	Rate between 0% and 8% in 1/2%
increments.]

Net Amount at Risk Maximum at issue:	D[$#] per Covered Person.

Minimum Initial Premium Paid on Coverage Effective
Date:	An amount equal to three (3) months of
total charges for each Coverage.

Minimum Amount the Contract Holder may Withdraw:	$5,000 (Five Thousand Dollars) per
withdrawal.

Minimum Amount the Contract Holder may Borrow:	$5,000 (Five Thousand Dollars) per loan.

Minimum Subsequent Premium Contributions:	$1,000 (One Thousand Dollars) per Group
Contract.

BASIC INSURANCE AND COVERAGE LIMITATIONS:

Face Amount:	See attached Benefit Summary Reports.

Minimum Basic Insurance:	$5,000 per Covered Person.

Minimum Increase in Basic Insurance:	$5,000 per Covered Person.

Minimum Decrease in Basic Insurance:	$5,000 per Covered Person.

TARGET TERM INSURANCE AND COVERAGE LIMITATIONS:

Face Amount:	See attached Benefit Summary Reports.

Minimum Target Term Insurance:	$5,000 per Covered Person.

Minimum Increase in Target Term Insurance:	$5,000 per Covered Person.

Minimum Decrease in Target Term Insurance:	$5,000 per Covered Person.

Attest: ___________________________

113550 NJ 2000	4	(G-######)

Schedule of Charges

The first table summarizes the maximum fees and expenses that the Contract Holder will pay at the time it purchases this Group Contract, makes a premium payment, surrenders this Group Contract or transfers amounts between Variable Investment Options.

Transaction Fees
Charge	When Charge is Deducted	Maximum Amount Deductible
Premium Load[1]	Deducted from premium payments	E[8.50]% of each
Target Premium and
E[2.00]% of Excess
Premium in Coverage
Years 1 through 4

E[3.75]% of each
Target Premium and
E[2.00]% of Excess
Premium in Coverage
Years 5 through 9

E[3.75]% of any
premium received in
Coverage Years 10 and
		later
Surrender Fee	Deducted upon Surrender	$0
Transfer Fee	Each transfer	F[$25]

[1] The Premium Load includes an amount to cover the cost of commissions; advertising and the printing and distribution of prospectuses and sales literature; any federal, state or local income, premium, excise, business tax or any other type of charge, or component thereof, measured by or based upon the amount of premium received by Prudential.

The second table describes the maximum Group Contract fees and expenses that the Contract Holder will pay periodically during the time it owns this Group Contract, not including the Funds’ fees and expenses.

Periodic Contract Charges other than the Funds’ Fees and Expenses
Charge	When Charge is Deducted	Maximum Amount Deductible
Cost of Insurance (“COI”) for the Basic Insurance	Monthly	$ 83.333 per $1,000 of Net Amount at Risk (“NAR”)
COI for the Target Term Insurance	Monthly	$ 83.333 per $1,000 of Net Amount at Risk (“NAR”)

113550 NJ 2000	5	(G-######)

Mortality and Expense Risk Charge	Monthly	G[0.04]% of assets in Variable Investment Options
Net interest on loans[1]	Annually	1%
Administrative Charge	Monthly	H[$10] per Covered Person
Administrative Charge for Increases to Basic Insurance	Each transaction	$ 25 per transaction

[1] The net interest on loans reflects the net difference between a standard loan with an effective annual interest charge of 5% and an effective annual interest credit equal to 4%. See Loans.

CHARGES DEDUCTED FROM PREMIUM PAYMENTS:

Premium Load:

This charge is deducted to compensate Prudential for the costs of selling the Group Contract, including an amount to cover the cost of any: federal, state or local income, premium, excise, business tax or any other type of charge, or component thereof, measured by or based upon the amount of premium Prudential receives; commissions; advertising and the printing and distribution of prospectuses and sales literature. The Premium Load is deducted from each premium contribution.

For the first four (4) years of each Basic Insurance Coverage Segment, Prudential may charge up to a maximum of E[8.50]% of premiums received each Coverage Year up to the Target Premium and E[2.00]% of Excess Premium. In Coverage Years five (5) through nine (9), Prudential may charge up to a maximum of E[3.75]% of premiums received each Coverage Year up to the Target Premium and E[2.00]% of Excess Premium. In Coverage Years 10 and later, Prudential may charge a maximum of
E[3.75]% of any premiums received. The Target Premium is a factor per $1000 of Basic Insurance based on issue age and gender. Any premium received by Prudential in excess of the Target Premium in the same Coverage Year will be treated as Excess Premium. The total Premium Load equals the Premium Load on the Target Premium plus the Premium Load on Excess Premium, if any.

If there are two or more Basic Insurance Coverage Segments, the Target Premium is calculated separately for each segment. When premiums are paid, each premium payment is allocated to each Basic Insurance Coverage Segment based on the proportion of its Target Premium to the total of all Target Premiums currently in effect. The Target Premium for each Coverage Segment will vary by the Covered Person’s gender and issue age on the Coverage Segment’s effective date.

Return of Charges:   A portion of the Premium Load may be returned to the Contract Holder if this Group Contract or a Coverage is fully surrendered during the first J[eleven (11)] Coverage Years. The Return of Charges is not guaranteed. See Surrender.

CHARGES DEDUCTED FROM THE COVERAGE FUNDS:

Cost of Insurance:

Prudential deducts a monthly COI charge proportionately from the dollar amounts held in each of the chosen Variable Investment Options and the Fixed Interest Rate Option. The purpose of this charge is to provide insurance coverage.

On each Monthly Date, Prudential will deduct a charge for the COI from the Coverage Funds. For each Covered Person, Prudential will compute the COI for both the Basic Insurance and any Target Term Insurance. The maximum COI charge will be based on:

113550 NJ 2000	6	(G-######)

(1)	the 1980 Commissioners Standard Ordinary (Sex-distinct, Ultimate, Composite) on an Age Last Birthday (ALB) basis (“1980 CSO”) Mortality Tables for Coverages with a Coverage Effective Date prior to January 1, 2009, and to all Coverage Segments of such Coverages, regardless of the Coverage Segments’ Coverage Effective Dates or the 2001 Commissioners Standard Ordinary (Sex-distinct, Ultimate, Composite) on an Age Last Birthday (ALB) basis (“2001CSO”) Mortality Tables for Coverages with a Coverage Effective Date on or after January 1, 2009;

(2)	the Extra Rating Class, if any, of the Covered Person; and

(3)	the Attained Age and gender of the Covered Person.

For each Covered Person, Prudential will determine annually the COI rate for each currently effective Coverage (Basic Insurance Coverage and Target Term Insurance, if any) shown in the Benefit Summary Report, subject to the maximum COI charge. The maximum COI charge will be based on: the 1980 CSO Mortality Table or the 2001 CSO Mortality Table as described above. If there is only one Coverage currently in effect, Prudential will multiply the rate by the Net Amount at Risk divided by 1.0032737 to compute the maximum charge for the COI.

If there are two or more Coverage Segments (in any combination of Basic Insurance and Target Term Insurance) currently in effect, for each Coverage, Prudential will first allocate the total Net Amount at Risk to each Coverage Segment based on the proportion of the Coverage Segment to the total of all Coverage Segments currently in effect. Prudential will multiply the rate(s) by the allocated Net Amount at Risk for each Coverage Segment divided by 1.0032737and add the results to determine the total maximum charge for the COI.

For Additional Persons covered under this Group Contract on or after January 1, 2009, the maximum COI charge will be based on the 2001 CSO Mortality Tables.

Return of Charges:  A portion of the COI may be returned to the Contract Holder if this Group Contract or a Coverage is fully surrendered during the first J[eleven (11)] Coverage Years. The Return of Charges is not guaranteed. See Surrender.

Mortality and Expense Risk Charge:

This charge is intended to compensate Prudential for assuming mortality and expense risks under this Group Contract. The mortality risk Prudential assumes is that Covered Persons may live for shorter periods of time than Prudential estimated when mortality charges were determined. The expense risk Prudential assumes is that expenses incurred in issuing and administering this Group Contract will be greater than Prudential estimated in fixing Prudential’s administrative charges. This charge is not assessed against amounts allocated to the Fixed Interest Rate Option.

Each month Prudential deducts proportionately from the dollar amounts held in each of the chosen Variable Investment Options a charge based on the assets of the Variable Investment Options up to a maximum of G[0.04]% on the assets of the Variable Investment Options. Prudential will reassess this charge annually, subject to the maximum mortality and expense risk charge.

Return of Charges:  Not available for this charge.

Administrative Charge:

This charge is intended to compensate Prudential for processing claims, keeping records, communicating with Contract Holders and similar activities. Prudential may assess an administrative processing charge of up to a maximum of $25 per transaction in connection with an increase in Basic Insurance.

Prudential deducts a monthly administrative charge of up to a maximum of H[$10] per Covered Person, proportionately from the dollar amounts held in each of the chosen Variable Investment Options and/or the Fixed Interest Rate Option.

113550 NJ 2000	7	(G-######)

Return of Charges:  Not available for this charge.

Transaction Charges:

Prudential may charge a transaction fee of up to a maximum of F[$25] for each transfer. Prudential deducts the charge proportionately from the dollar amounts held in each of the chosen Variable Investment Options and/or the Fixed Interest Rate Option.

Transfer limitations are applied on a per Coverage basis, not per Group Contract. Return of Charges:  Not available for this charge.

FUND CHARGES:

The Funds pay certain fees and expenses as described in the prospectuses for the Funds. Some of those fees and expenses may be paid to Prudential and its affiliates. Funds may change their fees and expenses. See the current prospectuses for the Funds.

Return of Charges:  Not available for this charge.

REDUCTION OF CHARGES:

Prudential may reduce charges, where it is expected that the amount or nature of a particular Group Contract will result in savings of sales, administrative or other costs. Prudential determines the eligibility and the amount of such reductions by considering the following factors:

(1)	the number of Covered Persons;

(2)	the total amount of premium payments Prudential expects to receive; and

(3)	any other circumstances that Prudential expects to be relevant in its determination of reducing costs.

Prudential may withdraw or modify other reductions on a uniform basis. Prudential’s reductions in charges will not be unfairly discriminatory to the interests of any Contract Holders.

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Variable Universal Life Insurance Coverage

This insurance provides coverage only on the lives of Covered Persons.

A. DEATH BENEFIT.

If a person dies while a Covered Person, a Death Benefit is payable to the Beneficiary and if applicable, to the Personal Beneficiary, provided Prudential receives proof of death acceptable to Prudential.

If the Coverage is not in default, the amount Prudential will pay will be the Death Benefit determined as of the date of the death of the Covered Person, reduced by any Coverage Debt allocated to such Covered Person.

If the Coverage is in default, and the death of the Covered Person occurs during the grace period, Prudential will pay the Death Benefit, reduced by any Coverage Debt allocated to such Covered Person and by the amount needed to pay the charges specified in the Schedule of Charges with respect to such Covered Person through the date of death.

If a Covered Person dies past the grace period, Prudential will not pay a Death Benefit.

Death Benefit Payment:  Generally, Prudential will pay the Death Benefit to the Beneficiary, unless the Contract Holder requests otherwise, and if applicable, to a Personal Beneficiary, within seven days after Prudential receives proof of death acceptable to Prudential. Prudential will pay the death benefit no later than within 60 days after receipt of due proof of death and proof of interest of the claimant. However, Prudential may delay payment of proceeds from the Variable Investment Option(s) if the disposal or valuation of the Separate Account’s assets is not reasonably practicable because the New York Stock Exchange is closed for other than a regular holiday or weekend, trading is restricted by the SEC, or the SEC declares that an emergency exists.

The Contract Holder and/or Employer, as the case may be, shall submit to Prudential proof of a Covered Person’s death within 31 days of the date the Contract Holder and/or Employer receives such proof. Proof of a Covered Person’s death means an original death certificate with a raised seal, or a photocopy of the death certificate initialed to indicate that the party submitting the claim has viewed the original.

Interest on Death Benefit:  Any Death Benefit payment described above will be credited with interest in accordance with applicable laws.

Death Benefit Types:  This Group Contract offers three types of Death Benefit applicable to a Coverage: A, B, and C. The Contract Holder selects the type of Death Benefit applicable to each Coverage. The Contract Holder may select a different Death Benefit type for each Coverage. Prudential shows the Death Benefit type in each Covered Person’s Benefit Summary Report. The Attained Age Factors are shown in the Table of Attained Age Factors attached to this Group Contract. For the purposes of computing the Death Benefit, if a Coverage Fund is less than zero, Prudential will consider it to be zero.

For all Death Benefit types, when a Covered Person attains age L[100-120], the Coverage’s Death Benefit will equal the Cash Value, less any Coverage Debt outstanding and any past due monthly charges for such Coverage. See Attainment of Age L[100-120].

Type A (fixed):  With respect to each Coverage, the Death Benefit on any date is equal to the greater of: (1) the Coverage Amount (as shown in the Benefit Summary Report); or (2) the Coverage Fund before deduction of the allocable portion of any monthly charges due on that date plus, if applicable, any adjustment due under the Return of Charges provision described under Surrender, multiplied by the applicable Attained Age Factor.

Type B (variable):  With respect to each Coverage, the Death Benefit on any date is equal to the greater of: (1) the Coverage Amount (as shown in the Benefit Summary Report) plus the Coverage Fund before deduction of the allocable portion of any monthly charges due on that date; or (2) the Coverage Fund before deduction of the allocable portion of any monthly charges due on that date plus, if applicable, any adjustment

113550 NJ 2000	9	(G-######)

due under the Return of Charges provision described under Surrender, multiplied by the applicable Attained Age Factor.

Type C (return of premium):  With respect to each Coverage, the Death Benefit on any date is equal to the greater of: (1) the Coverage Amount (as shown in the Benefit Summary Report) plus the total premium contributions paid for such Coverage minus total withdrawals from the Coverage Fund both accumulated with interest at the rate(s) shown in the Schedule of Benefits; or (2) the Coverage Fund before deduction of the allocable portion of any monthly charges due on that date plus, if applicable, any adjustment due under the Return of Charges provision described under Surrender, multiplied by the applicable Attained Age Factor. Premiums paid in connection with a reinstatement are not used in the calculation to determine the Type C (return of premium) Death Benefit.

For all death benefit types to determine the Death Benefit, Prudential may use the greater amount under (2) above to ensure that the Coverage complies with the Internal Revenue Code’s definition of life insurance.

Changing the Type C (return of premium) Death Benefit Interest Rate: The Contract Holder may change the interest rate for Coverages that provide for a Type C Death Benefit once each Coverage Year. The Contract Holder may choose a rate between 0% and 8% in 1/2% increments. The change will become effective on the Monthly Date on or after the date Prudential receives the request from the Contract Holder. Any change in interest rate for a Type C Death Benefit will apply to every Type C Death Benefit under this Group Contract. All changes in Type C interest rates are applied prospectively. The interest rate applicable to each Type C Death Benefit is shown in the Schedule of Benefits.

Changing the Type of Death Benefit: Subject to the restrictions set forth below, the Contract Holder may change the type of Death Benefit any time after issue and subject to Prudential’s approval. Prudential will increase or decrease the affected Covered Person’s Coverage Amount so that the Death Benefit immediately after the change, generally, matches the Death Benefit immediately before the change. The Basic Insurance after a change may not be lower than the Minimum Basic Insurance for each Covered Person. In addition, the sum of the Basic Insurance and the Target Term Insurance must equal or exceed the Minimum Coverage Amount stated in the Schedule of Benefits.

From a Type A (fixed) Death Benefit:   After issue, the Contract Holder may not change from a Type A (fixed) Death Benefit to a Type B (variable) Death Benefit or Type C (return of premium) Death Benefit.

From a Type B (variable) Death Benefit: If the Contract Holder is changing from a Type B (variable) to a Type A (fixed) Death Benefit, Prudential will increase the Coverage Amount by the amount in the Coverage Fund for the affected Covered Persons on the date the change takes effect.

If the Contract Holder chooses a Type B (variable) Death Benefit at issue, the Contract Holder will NOT be able to change to a Type C (return of premium) Death Benefit after issue.

From a Type C (return of premium) Death Benefit:  If the Contract Holder changes the Death Benefit type from a Type C (return of premium) to a Type A (fixed) Death Benefit, Prudential will change the Coverage Amount for Coverages affected by this change. Prudential will add to the Coverage Amount the total premiums allocated to each Covered Person minus total withdrawals allocated to each Covered Person both, credited with interest at the rate(s) chosen by the Contract Holder on the date the change takes effect.

If the Contract Holder chooses a Type C (return of premium) Death Benefit at issue, the Contract Holder will NOT be able to change to a Type B (variable), Death Benefit after issue.

To request a change, the Contract Holder must fill out an application for change, which can be obtained from the Contract Holder’s registered representative or a Service Office. If Prudential approves the change, Prudential will recompute the affected Coverage’s charges and appropriate tables and send the Contract Holder a new Benefit Summary Report for each affected Coverage. Prudential may require the Contract Holder to send the Group Contract before making the change. There may be circumstances under which a change in the Death Benefit type may cause the affected Coverage to be classified as a Modified Endowment Contract. See Modified Endowment Contracts.

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Target Term Insurance:  This Group Contract may provide Target Term Insurance which may be payable on the death of a Covered Person. Any such benefit will be payable only if the applicable Coverage under this Group Contract is not in default past the grace period at the time of the death.

The Target Term Insurance provides a flexible term insurance benefit to Attained Age 100 of a Covered Person. The Contract Holder specifies the amount of Target Term Insurance the Contract Holder desires with respect to each Covered Person. That amount will be shown in each Covered Person’s Benefit Summary Report. For each Covered Person, the sum of the Basic Insurance and the Target Term Insurance equals the Coverage Amount.

The value of the Target Term Insurance fluctuates as the value of the Basic Insurance changes under certain circumstances. If the Coverage Fund has grown to the point where the Basic Insurance begins to vary as required by the Internal Revenue Code’s definition of life insurance, the Target Term Insurance will decrease (or increase) dollar for dollar as the Basic Insurance increases (or decreases). It is possible for the Coverage Fund and, consequently, the Basic Insurance, to grow to the point where the Target Term Insurance is reduced to zero. If the Coverage provides for a Type A (fixed) Death Benefit and the Contract Holder takes a withdrawal from the Coverage Fund of such Coverage, Prudential may reduce the Basic Insurance and the Target Term Insurance proportionately if the Death Benefit was previously increased to meet the definition of life insurance.

Increases in Basic Insurance and/or Target Term Insurance:  After any Coverage’s first Coverage Anniversary and effective as of a Monthly Date, the Contract Holder may request an increase in the amount of insurance by increasing a Coverage’s Basic Insurance and/or the Target Term Insurance, thus, creating an additional Coverage Segment within such Coverage. The increase will be subject to Prudential’s underwriting requirements.

The following conditions must be met:

(1)	the Contract Holder must ask for the change in a form that meets Prudential’s needs;

(2)	the amount of the increase must be at least equal to the minimum increase in Basic Insurance and/or Target Term Insurance shown in the Schedule of Benefits;

(3)	the Contract Holder must prove to Prudential that the Covered Person is insurable for any increase;

(4)	the Coverage must not be in default; and

(5)	if Prudential asks the Contract Holder to do so, the Contract Holder must send Prudential the Group Contract to be endorsed.

If Prudential approves the change for any Coverage, Prudential will send the Contract Holder a new Benefit Summary Report for each such Coverage showing the amount and effective date of the change. The affected Covered Person must be living on the effective date for the change to be effective.

The Contract Holder may request scheduled increases on designated Coverage Anniversaries:

(1)	for the Target Term Insurance only; or

(2)	if a Coverage at issue includes Basic Insurance and Target Term Insurance, so long as the scheduled increase proportionately increases the Basic Insurance and Target Term Insurance.

All increases are effective on designated Coverage Anniversaries. The schedule of increases must meet the following additional conditions:

(1)	the amount of each scheduled increase must be at least equal to the minimum increase in Basic Insurance and/or the Target Term Insurance shown in the Schedule of Benefits;

(2)	the amount of a scheduled increase is limited annually to no more than 20% of the Coverage Amount at issue. In addition, for the life of the Coverage, the sum of all scheduled increases may not exceed a maximum of four (4) times the Coverage Amount at issue for each fully underwritten

113550 NJ 2000	11	(G-######)

Coverage or two (2) times the Coverage Amount at issue for each simplified issue or guaranteed issue Coverage.

(3)	increases for any Coverage cannot be scheduled to take place after the affected Covered Person’s Attained Age 70; and

(4)	a Coverage with a scheduled increase must not be in default on the effective date of the scheduled increase;

If the Contract Holder requests an unscheduled increase, the Contract Holder must supply Prudential with a new schedule. The new schedule must also conform to the same limitations, but for the purposes of calculating the limitations, the Contract Holder may use the Coverage Amount after the unscheduled increase. These are Prudential’s current guidelines. Prudential reserves the right to change these conditions at any time upon notice to the Contract Holder.

The maximum COI rates for a Coverage Segment representing an increase in the Basic Insurance and the Target Term Insurance are based upon 1980 CSO Mortality Tables for Coverages with a Coverage Effective Date prior to January 1, 2009, and to all Coverage Segments of such Coverages, regardless of the Coverage Segments’ Coverage Effective Dates, the Attained Age at the effective date of the increase and the number of years since then, sex (except where unisex rates apply), and Extra Rating class, if any. For Coverages with a Coverage Effective Date on or after January 1, 2009, the maximum COI rates for a Coverage Segment representing an increase in the Basic Insurance and the Target Term Insurance are based upon 2001 CSO Mortality Tables, the Attained Age at the effective date of the increase and the number of years since then, sex (except where unisex rates apply), and Extra Rating Class, if any.

The NAR (the Death Benefit minus the Coverage Fund) for a Coverage is allocated to each Coverage Segment based on the proportion of the Coverage Segment to the total of all Coverage Segments for a Coverage. The Attained Age Factor for a Coverage with an increase in the Basic Insurance and/or the Target Term Insurance is based on the Covered Person’s Attained Age for the initial Coverage Segment.

For Additional Persons covered under this Group Contract on or after January 1, 2009, the maximum COI rates for a Coverage Segment representing an increase in the Basic Insurance and the Target Term Insurance are based upon 2001 CSO Mortality Tables.

The Free-Look period is not applicable to increases to the Basic Insurance or Target Term Insurance. Increases in Basic Insurance and/or Target Term Insurance create Additional Returnable Charges. The Additional Returnable Charges are subject to the Return of Charges provision with the same Return of Charges Period that was applicable to the Returnable Charges at issue.

Payment of premium in conjunction with an increase in Basic Insurance and/or the Target Term Insurance may cause an affected Coverage to be classified as a Modified Endowment Contract. See Modified Endowment Contracts.

Decreases in Basic Insurance and/or Target Term Insurance:  The Contract Holder may request a decrease the Basic Insurance and/or the Target Term Insurance without withdrawing any Cash Value. A decrease in the Basic Insurance and/or Target Term Insurance will reduce the Coverage Amount and the monthly deductions for the cost of insurance.

The following conditions must be met:

(1)	the Contract Holder must ask for the change in a form that meets Prudential’s needs;

(2)	the amount of the decrease must be at least equal to the minimum decrease in the Basic Insurance and/or the Target Term Insurance shown in the Schedule of Benefits;

(3)	the Basic Insurance and/or the Target Term Insurance after the decrease must be at least equal to the Minimum Basic Insurance and /or the Target Term Insurance shown in the Schedule of Benefits; and

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(4)	if Prudential asks the Contract Holder to do so, the Contract Holder must send Prudential the Group Contract to be endorsed.

If Prudential approves the decrease for any Coverage, Prudential will send the Contract Holder a new Benefit Summary Report for each such Coverage showing the amount and effective date of the change.

For Coverages with more than one Coverage Segment, a decrease in Basic Insurance and/or the Target Term Insurance will reduce each Coverage Segment on a last in first out basis.

Prudential may decline a request to decrease the Basic Insurance and/or the Target Term Insurance for any Coverage if Prudential determines it would cause the affected Coverage to fail to qualify as “life insurance” for purposes of Section 7702 of the Internal Revenue Code.

If the Basic Insurance and/or the Target Term Insurance is decreased for any Coverage, there is a possibility that affected Coverage will be classified as a Modified Endowment Contract. See Modified Endowment Contracts.

Attainment of Age L[100-120]: For all Death Benefit types, when a Covered Person attains age L[100-120], the Coverage’s Death Benefit will equal the Cash Value, less any Coverage Debt outstanding and any past due monthly charges. For such Coverage, Prudential will then no longer deduct monthly charges for the Cost of Insurance for Basic Insurance and Target Term Insurance, if any, nor accept any contributions.

Prudential will continue to collect the monthly Mortality and Expense Risk Charge and Administrative Charge.

B.   BENEFICIARY.

The Beneficiary for the Coverage, prior to any assignment of Coverage to a Covered Person, is the Contract Holder.

If the Contract Holder assigns Coverage to a Covered Person, the Covered Person’s designation of the Contract Holder as Beneficiary in the Consent Form is automatically revoked. The Covered Person must designate a new Beneficiary by giving written notice to Prudential on a form acceptable to Prudential. If the Covered Person designated a Personal Beneficiary, then upon the assignment, the Personal Beneficiary automatically becomes the Beneficiary for the entire Death Benefit. If the Covered Person does not designate a Beneficiary, then the Covered Person’s estate is the Beneficiary.

At the Contract Holder’s discretion and with Prudential’s consent, the Contract Holder may permit a Covered Person to designate an individual, trust or any other legal entity who will receive a portion of the Death Benefit with respect to such Coverage (each, a “Personal Beneficiary”). If permitted to designate a Personal Beneficiary, the Covered Person will designate his or her Personal Beneficiary on the Consent Form or on a form acceptable to Prudential. The portion of the Death Benefit allocable to a Personal Beneficiary will be shown in the Consent Form.

The Covered Person may change his or her Personal Beneficiary designation by giving written notice to Prudential on a form acceptable to Prudential. The Covered Person’s Personal Beneficiary will be shown in the Benefit Summary Report.

The Contract Holder may revoke the Covered Person’s Personal Beneficiary designation at any time prior to the death of a Covered Person or assignment of Coverage to a Covered Person. Such revocation is effective upon Prudential’s receipt of the revocation notice in Good Order on a form acceptable to Prudential. Upon such revocation, the Contract Holder is the Beneficiary for the entire Death Benefit.

Prudential reserves the right to decide what proof of identity, age or other facts about any persons designated as Personal Beneficiaries it may require before it makes a payment to a Personal Beneficiary.

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C.   PREMIUM PAYMENT AND PREMIUM ALLOCATION.

Premium payments will be made solely by the Contract Holder. Covered Persons may not make premium payments. The Contract Holder’s total premium payment on the Coverage Effective Date must be at least equal to the Minimum Initial Premium set forth in the Schedule of Benefits. There is no coverage under this Group Contract until that premium contribution is paid, all required forms are submitted and are accepted by Prudential, and each Covered Person has executed a valid Consent Form. Prudential may permit the Group Contract and a Coverage to be backdated up to six (6) months from the Contract Date and the Coverage Effective Date, respectively. If Prudential agrees to backdate the Contract Date and a Coverage Effective Date, then the Contract Holder’s initial premium payment must be sufficient to cover all charges described in the Schedule of Charges for up to a six (6) month period, including Premium Loads, COI, Mortality and Expense Risk Charges and Administrative Charges.

The Contract Holder will determine each Covered Person’s portion of the premium payment. Prudential will then deduct the Covered Person’s applicable Premium Load from the Covered Person’s premium portion. See Schedule of Charges. Prudential will then deduct the Covered Person’s portion of the first month’s COI, Mortality and Expense Risk Charge, and Administrative Charge (such charges will be prorated if the date a person becomes insured is other than the first day of the month). The balance is the Covered Person’s Net Premium and which is then allocated to the Covered Person’s Coverage Fund on the payment date. See Premium Allocation.

The Contract Holder may return the Group Contract for a refund within the later of 30 days of the date of the Application or 10 days after the Contract Holder receives it. The Contract Holder will receive a refund of no less than premiums (including fees and charges) applied to the separate account adjusted for investment gains and losses, plus premiums (including fees and charges) applied to the Fixed Interest Rate Option. A Group Contract returned according to this provision shall be deemed void from the beginning.

Prudential will allocate immediately the Net Premium to the Variable Investment Options or Fixed Interest Rate Option as instructed by the Contract Holder.

Additional Premium Payments:  Subject to the limitations below, additional premium contributions may be paid at any time during the lifetime of each Covered Person as long as the Coverage for such Covered Person is not in default beyond the grace period. Subsequent premium payments are subject to a minimum payment, currently $1,000 per Group Contract. See Schedule of Benefits. Such subsequent premium payment will be reduced for the Premium Load as described in the Schedule of Charges. Premium contributions may be paid in accordance with the General Rules. Prudential will provide a signed receipt upon request.

Prudential may refuse to accept a premium payment:

(1)	that would, in the opinion of Prudential, cause a Coverage to fail to qualify as life insurance under applicable tax law;

(2)	that increases the Death Benefit by more than it increases the Coverage Fund; and

(3)	if the NAR exceeds the Net Amount at Risk Maximum at issue stated in the Schedule of Benefits. Prudential will accept any premium payment necessary to keep a Coverage in force.

Furthermore, there are circumstances under which the payment of premiums in amounts that are too large may cause a Coverage to be characterized as a Modified Endowment Contract. If the Contract Holder makes a payment that would cause a Coverage to be characterized as a Modified Endowment Contract, Prudential will send the Contract Holder a letter to advise the Contract Holder of the Contract Holder’s options. Generally, the Contract Holder has 60 days from when Prudential received the Contract Holder’s payment to remove the excess premiums and any accrued interest. If the Contract Holder chooses not to remove the excess premium and accrued interest, the affected Coverage will become permanently characterized as a Modified Endowment Contract.

Modified Endowment Contracts:  Section 7702A of the Internal Revenue Code defines Modified Endowment Contracts as those life insurance contracts issued or materially changed on or after June 21,

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1988 on which the total premium paid during the first seven (7) years exceed the amount that would have been paid if the contract provided for paid up benefits after seven (7) level annual premiums. Under certain conditions, a contract may become a modified endowment contract, or may become subject to a new seven year testing period as a result of a “material change” or a “reduction in benefits” as defined by Section 7702A(c) of the Internal Revenue Code.

A Coverage could be classified as a Modified Endowment Contract if premiums in amounts that are too large are paid or a decrease in the Coverage Amount is made during a seven (7) year testing period. The addition of an increase in the Coverage Amount may also cause a Coverage to be classified as a Modified Endowment Contract if a significant premium is paid in conjunction with an increase.

Under current tax law, if a Coverage is classified as a Modified Endowment Contract, then amounts the Contract Holder receives under a Coverage before the Covered Person’s death, including loans and withdrawals, are included in income to the extent that the Coverage Fund exceeds the premiums paid for such Coverage increased by the amount of any loans previously included in income and reduced by any untaxed amounts previously received other than the amount of any loans excludible from income. An assignment of a Modified Endowment Contract is taxable in the same way. These rules also apply to pre-death distributions, including loans and assignments, made during the two-year period before the time that a Coverage became a Modified Endowment Contract.

Premium Allocation:  Each Covered Person’s Net Premium will be allotted to one or more of the Variable Investment Options and/or the Fixed Rate Interest Option shown in the List of Investment Options. The total allotment for all Covered Persons for each Investment Option will be made as instructed by the Contract Holder, on a form acceptable to Prudential, as of the end of the Valuation Period in which it is received in Good Order. The total allocation to all selected investment options must equal 100%.

The Contract Holder may change the allocation for future Net Premium contributions at any time if this Group Contract is not in default. To change the allocations, the Contract Holder must notify Prudential in a form approved by Prudential. The change will take effect on the date Prudential receives notice from the Contract Holder. Prudential will send the Contract Holder a confirmation of the transaction.

Default Allocation: Prudential will allocate premiums immediately to the money market variable investment option in the following circumstances:

(1)	a premium contribution or transfer request would exceed the Fixed Interest Rate Option limits; or

(2)	a premium contribution or transfer request would exceed a limit applicable to any variable investment option, or the underlying Fund is unable to accept the allocation for any reason.

The Contract Holder may reallocate from money market by providing new allocation instructions acceptable to Prudential.

D.   COVERAGE FUND.

On the Coverage Effective Date, when the Contract Holder makes the first premium payment, the applicable Net Premium, less any charges due on or before that day, becomes the Coverage Fund for each Covered Person. After the Coverage Effective Date, a Covered Person’s Coverage Fund is equal to what it was on the prior day plus these items:

(1)	any of the Covered Person’s Net Premiums credited that day;

(2)	the Covered Person’s portion of any increase in the market value of the assets held in the Variable Investment Options to which Net Premiums for that Covered Person have been allocated;

(3)	the Covered Person’s portion of any interest credited to the Covered Person’s allocation of Net Premiums to the Fixed Interest Rate Option;

(4)	any interest credited on the Covered Person’s Loan Account, if any; and

(5)	the Covered Person’s portion of any amount credited in accordance with the General Rules;

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and less any of the Covered Person’s portion of these items applicable that day:

(6)	any decrease in the market value of the assets held in the Variable Investment Options to which Net Premiums for that Covered Person have been allocated;

(7)	any amount charged in the Schedule of Charges;

(8)	any withdrawals;

(9)	any refunds or charges made in accordance with the General Rules; and

(10)	any adjustment due to the termination of coverage for such Covered Person.

E.   DEDUCTION OF CHARGES.

Prudential will automatically deduct the applicable charges due from each Covered Person’s Coverage Fund.

When coverage ends for whatever reason, Prudential will determine and deduct the charges due in accordance with the Schedule of Charges through the date coverage ends.

F.   VARIABLE INVESTMENT OPTIONS.

Each Variable Investment Option under this Group Contract is a sub-account of a Separate Account of Prudential. Each Variable Investment Option invests in the shares of a Fund. The Variable Investment Options available under this Group Contract are shown in the List of Investment Options. Each Fund has its own investment objective and associated risks which are described in the accompanying Fund prospectuses.

Amounts the Contract Holder allocates to the Variable Investment Options may grow in value, decline in value or grow less than the Contract Holder expects, depending on the investment performance of the Variable Investment Options the Contract Holder chooses. The Contract Holder bears the investment risk that the Funds may not meet their investment objectives. The Contract Holder may lose its entire investment in the Variable Investment Options.

Prudential may establish additional Variable Investment Options. Prudential will notify the Contract Holder within one (1) year if Prudential does so. Prudential may also eliminate existing Variable Investment Options, but only, where required, with the consent of the SEC and, where required, of the insurance regulator of the state of domicile of Prudential and/or the Governing Jurisdiction of this Group Contract.

A Separate Account is a segregated asset account established by Prudential. Prudential is the owner of the assets in the Separate Account, including for federal income tax purposes. Prudential keeps the assets of the Separate Account separate from the assets of its general account. As authorized by the terms of Section 17B:28-9(c) of the New Jersey Insurance Code, the assets held in the Separate Accounts shall not be chargeable with liabilities arising out of any other business of Prudential. For this purpose, "Assets" means only those Assets held in the Separate Accounts needed to satisfy Prudential’s obligations under the contracts that participate in such Separate Accounts. Assets held in each Variable Investment Option shall not be chargeable with liabilities arising in connection with any other Variable Investment Option.

In addition to these assets, the Separate Account’s assets may include amounts contributed by Prudential to commence operation of the Separate Account and may include accumulations of the charges Prudential makes against the Separate Account. From time to time, Prudential will transfer these additional amounts to its general account. Before making any such transfer, Prudential will consider any possible adverse impact the transfer might have on the Separate Account.

The assets of the Separate Account shall be available to cover the liabilities of the general account only to the extent that the assets exceed the liabilities of the Separate Account arising under the variable universal life insurance policies supported by the Separate Account.

Income, gains and losses, whether or not realized, from assets allocated to a Variable Investment Option, shall be credited to or charged against such Variable Investment Option without regard to other income, gains or losses of Prudential.

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Separate Account Investments:  Prudential may invest the assets of different Separate Accounts in different ways. Prudential will do so only, where required, with the consent of the SEC and, where required, of the insurance regulator of the state of domicile of Prudential and/or the Governing Jurisdiction of this Group Contract. Prudential may change the investment policy of the Separate Account but only with the consent of the insurance regulator of the state of domicile of Prudential and/or the Governing Jurisdiction of this Group Contract, where required. That approval process is on file with the insurance regulator of the Governing Jurisdiction of this Group Contract, where required.

Valuation:  Prudential records and tracks the value of each Contract Holder’s interest in a Variable Investment Option by converting each premium payment into units (each a “Unit”) of the Variable Investment Option or Variable Investment Options selected, by dividing the amount of the premium payment by the unit value of the Variable Investment Option to which that premium payment amount has been allocated.

The value of each Unit changes each Business Day (as defined below) to reflect the investment results, expenses and charges of the Variable Investment Option and the corresponding Fund. The value of each Unit is determined when the net asset value of each Fund is calculated, which is generally at the close of the regular trading session of the New York Stock Exchange (“NYSE”) each day the NYSE is open (a “Business Day”).

On any given Business Day, the value of a Variable Investment Option Unit will be determined by multiplying the value of such Unit for the preceding Business Day by the net investment factor for that Variable Investment Option for the current Business Day. The net investment factor for any Business Day is determined by dividing the value of the Variable Investment Option assets for that day by the value of the Variable Investment Option assets for the preceding Business Day (ignoring, for this purpose, changes resulting from new premium payments and withdrawals).

Prudential converts the dollar amounts of the monthly charges, the Cost of Insurance, Mortality and Expense Risk Charge, and Administrative Charge, into Units. The resulting number of Units are deducted pro-rata from the Variable Investment Options invested in by the Contract Holder.

Amounts may be transferred from one available Variable Investment Option to another available Variable Investment Option or Variable Investment Options. The transfer may be made in dollars or in terms of a percentage reallocation among Variable Investment Options. In order to account for the transfer, Prudential converts the dollar amount or percentage amount into Units; the resulting number of Units are transferred. Transfers may be subject to limitations. See Transfers.

G.   FIXED INTEREST RATE OPTION.

The Contract Holder may choose to allocate, initially or by transfer, all or part of the Coverage Funds to the Fixed Interest Rate Option. Contributions to, and withdrawals from, the Fixed Interest Rate Option are limited. The Contract Holder cannot make a contribution or transfer to the Fixed Interest Rate Option if the total value of the amounts in the Fixed Interest Rate Option under all employer owned life insurance, including this Group Contract, issued by Prudential and owned by the Contract Holder or its trust, and the value of the proposed contribution or transfer would exceed $25,000,000 as of the effective date of such transaction. Transfers to or from the Fixed Interest Rate Option are further restricted. See Transfers.

The amounts allocated to the Fixed Interest Rate Option become part of Prudential’s general account. The general account consists of all assets owned by Prudential other than those in the Separate Account and in other separate accounts that have been or may be established by Prudential. Subject to applicable law, Prudential has sole discretion over the investment of the general account assets and Contract Holders do not share in the investment experience of those assets. Instead, Prudential guarantees that the part of the Coverage Funds allocated to the Fixed Interest Rate Option will accrue interest daily at an effective annual rate that Prudential declares periodically, but not less than an effective annual rate of 2%. Prudential is not obligated to credit interest at a rate higher than an effective annual rate of 2%, although Prudential may do so.

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Prudential has the right to postpone paying any part of a withdrawal or surrender that is to come from the Fixed Interest Rate Option for up to six (6) months.

H.   TRANSFERS.

The Contract Holder may for each Coverage transfer amounts into or out of the Variable Investment Options twice per calendar month, up to 24 transfers per calendar year. Transfer limitations are applied on a per Coverage basis, not per Group Contract. Certain restrictions apply to transfers from the Fixed Interest Rate Option. Certain Variable Investment Options may have additional restrictions.

Each transfer must be made by written notice, in a form acceptable to Prudential, sent to the Service Office via electronic mail, facsimile or U.S. mail.

There is an administrative charge of up to F[$25] for each transfer.

This Group Contract may be purchased by a corporation or other entity as a means to informally finance the liabilities created by an employee benefit plan, and to this end such corporation or entity may allocate amounts under this Group Contract on an aggregate basis in order to match the liabilities under such plan. Subject to Prudential’s approval, Group Contracts sold under these circumstances are eligible for special transfer privileges. In lieu of the two transfers per calendar month restriction, the Contract Holder may transfer amounts among the Variable Investment Options without limitation in order to match the allocations among the Variable Investment Options in this Group Contract to the allocations made by participants under the employee benefit plan. Prudential will monitor aggregate trades among the Variable Investment Options for frequency, pattern and size for potentially harmful investment practices. If Prudential detects trading activity that it believes may be harmful to the overall operation of any Variable Investment Option or underlying Fund, Prudential may withdraw the special transfer privilege and require that all subsequent transfers be limited to two per month, 24 per calendar year.

While Prudential seeks to identify and prevent disruptive frequent trading activity, it may not always be possible to do so. Therefore no assurance can be given that the restrictions Prudential imposes will be successful in preventing all disruptive frequent trading and avoiding harm to long-term investors. The restrictions described in these paragraphs will be applied uniformly to all Contract Holders subject to the restrictions.

Transfers among Variable Investment Options will take effect as of the end of the Valuation Period in which a transfer request is received in Good Order at the Prudential Service Office listed in the General Rules. The request may be in terms of dollars, such as a request to transfer $5,000 from one Variable Investment Option to another, or may be in terms of a percentage reallocation among Variable Investment Options. The total allocation to all selected investment options must equal 100%.

All transfers made during the period from the opening of a Business Day (usually 9:00 a.m. Eastern time) to the close of that Business Day (usually 4:00 p.m. Eastern time) are considered one transfer.

Transfers out of the Money Market investment option will not be made until 10 days after the Contract Holder receives this Group Contract or such longer period as may be required by applicable law. Such transfers and any transfers due to any Fund closures or mergers will not be considered towards any applicable transfer limit.

Fixed Interest Rate Option:  Notwithstanding any other transfer restriction or privilege for all Coverages and Contract Holders, only one (1) transfer per Covered Person from the Fixed Interest Rate Option will be permitted during each Coverage Year. The maximum amount a Contract Holder may transfer out of the Fixed Interest Rate Option each Coverage Year is the greater of: (a) 25% of the largest amount in the Fixed Interest Rate Option over the prior four Coverage Years; and (b) $2,000. Prudential may change these limits in the future or waive these restrictions for limited periods of time in a non-discriminatory way.

Prudential will adjust transfers out of the Fixed Interest Rate Option due to withdrawals so that the 25% maximum withdrawal from the Fixed Interest Rate Option is not exceeded. If the Fixed Interest Rate Option is the only investment option, Prudential will reduce the amount of the withdrawal so that the 25% maximum withdrawal from the Fixed Interest Rate Option is not exceeded.

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Transfers to the Fixed Interest Rate Option are further restricted. The Contract Holder cannot make a contribution or transfer to the Fixed Interest Rate Option if the total value of the amounts in the Fixed Interest Rate Option under all employer owned life insurance, including this Group Contract, issued by Prudential and owned by the Contract Holder or its trust, plus the value of the proposed contribution or transfer would exceed $25,000,000 as of the effective date of such transaction. The restriction on transfers to the Fixed Interest Rate Option applies to all Coverages and all Contract Holders notwithstanding any other transfer restriction or privilege.

Additional Transfer Restrictions:  This Group Contract was not designed for professional market timing organizations, other organizations, or individuals using programmed, large, or frequent transfers. Large or frequent transfers among Variable Investment Options in response to short-term fluctuations in markets, sometimes called “market timing”, can make it very difficult for Fund advisers/sub-advisers to manage the Variable Investment Options. Large or frequent transfers may cause a Fund to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance to the disadvantage of other Contract Holders or other Fund investors.

If Prudential (in its discretion) believes that a pattern of transfers or a specific transfer request, or group of transfer requests, may have a detrimental effect on the performance of the Variable Investment Options, or Prudential is informed by a Fund (e.g., by the Fund’s adviser/sub-advisers) that the purchase or redemption of interests in the Variable Investment Option must be restricted because the Fund believes the transfer activity to which such purchase or redemption relates would have a detrimental effect on performance of the affected Variable Investment Option, Prudential may modify a Contract Holder’s right to make transfers by restricting the number, timing, and amount of transfers. Prudential reserves the right to prohibit transfer requests made by an individual acting under a power of attorney on behalf of more than one Contract Holder. Prudential will immediately notify the Contract Holder at the time of a transfer request if Prudential exercises this right.

Any restrictions on transfers will be applied uniformly to all persons who own Group Contracts like this one, and will not be waived, except as described above with respect to transfers from the Fixed Interest Rate Option. However, due to the discretion involved in any decision to exercise Prudential’s right to restrict transfers, it is possible that some Contract Holders may be able to effect transactions that could affect Fund performance to the disadvantage of other Contract Holders and other Fund investors.

I.      SURRENDER.

While a Covered Person is living the Contract Holder may choose to surrender the Coverage for one, some or all Covered Persons at any time. To do so, it must notify Prudential in writing on a form acceptable to Prudential, specifying which Coverages it wishes to surrender. Prudential may require the Contract Holder to send it this Group Contract, if all the Coverages are surrendered, and/or the Benefit Summary Report for each Covered Person, if a Coverage is surrendered. The Coverage will end on the date the request is received in Good Order. Prudential will pay the Surrender Value to the Contract Holder in a lump sum. The Net Cash Value at any time for any Covered Person is the Coverage Fund less any applicable Coverage Debt. If a Coverage is in default, the Net Cash Value is zero.

To surrender this Group Contract, the Contract Holder must surrender all Coverages. Any issued Assignment Certificates remain in force and are not affected by the surrender of the Group Contract.

When this provision becomes effective and the Coverage ends, Prudential will not make any changes set forth in the General Rules.

For any surrendered Coverage, Prudential will compute the Surrender Value and make payments to the Contract Holder as follows:

(1)	Prudential first will calculate any Coverage Debt and any charges due in accordance with the Schedule of Charges.

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(2)	Next, Prudential will deduct the total of the amounts in (1) above from the surrendered Coverage Funds to which such charges apply. The deductions will take place on the date Prudential receives the surrender request in Good Order.

(3)	Prudential will add any amounts due under the return of charges provision, if applicable.

After the total amounts are calculated above, Prudential will usually pay any Surrender Value within seven (7) days after Prudential receives the request from the Contract Holder and this Group Contract, if Prudential requires it, at the Prudential Service Office. Payments will be made by wire transfer to the account designated by the Contract Holder unless the Contract Holder requests otherwise.

Prudential may delay payment of proceeds from the Variable Investment Option(s) if the disposal or valuation of the Separate Account’s assets is not reasonably practicable because the New York Stock Exchange is closed for other than a regular holiday or weekend, trading is restricted by the SEC, or the SEC declares that an emergency exists.

Prudential may delay payment of the Surrender Value attributable to the Fixed Interest Rate Option for up to six (6) months Prudential will pay interest as required by applicable law if such a payment is delayed for more than 30 days.

Return of Charges:  If a Coverage is fully surrendered within the first eleven Coverage Years, or if this Group Contract is fully surrendered within the first J[eleven (11)] Coverage Years, Prudential may return some portion of the charges paid prior to the date of surrender (“Returnable Charges”). The return of charges is not guaranteed. The Contract Holder should consult its tax advisers and accountants regarding the tax treatment of the Return of Charges

The Premium Load and COI applicable to the surrendered Coverage for the Basic Insurance and Target Term Insurance are Returnable Charges. The following charges are not Returnable Charges: Mortality and Expense Risk Charge, Administrative Charge, Transaction Charge, and Fund Charges.

Increases in Basic Insurance and/or Target Term Insurance create Additional Returnable Charges. The Additional Returnable Charges are subject to the Return of Charges provision with the same Return of Charges Period that was applicable to the Returnable Charges at issue.

There is no return of charges for a Coverage if any of the following conditions exist:

(1)	the surrender is in connection with a 1035 exchange or any similar Internal Revenue Code provision providing for a tax-advantaged exchange of insurance contracts;

(2)	such Coverage has been assigned to any Covered Person prior to the date of surrender; or

(3)	such Coverage is in default beyond the grace period on the date of surrender.

Prudential uses a formula to determine the Returnable Charges. For each Coverage, the Return of Charges Period begins in month one (1) from the Coverage Effective Date and extends to month J[132] from the Coverage Effective Date, with declining factors from month 13 to month J[132]. The Return of Charges Period for an Additional Person begins on the Coverage’s Coverage Effective Date. The current factors range from K[95%] in month J[13] to K[2.1]% in month J[132] and are available upon request. These factors are applied to the cumulative Premium Loads and COIs. The Return of Charges Period and all factors are not guaranteed and may be changed at any time if future expectations in investment earnings, persistency and/or expenses (including taxes) differ from the assumptions made in pricing this life insurance product.

Returnable Charges are not a part of the Coverage Fund. This means that Returnable Charges:

(1)	are not allocated to the Variable Investment Options or the Fixed Interest Rate Option;

(2)	are not available for loans; and

(3)	are not available for withdrawals.

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The Return of Charges Period and all factors are not guaranteed and may be modified or discontinued by Prudential on a class basis. The Return of Charges provision is not available for a Coverage that the Contract Holder has assigned to a Covered Person.

J.   WITHDRAWALS.

The Contract Holder may make withdrawals from a Coverage or multiple Coverages subject to the following conditions and the remainder of this section:

(1)	the Contract Holder must ask for the withdrawal in a form approved by Prudential;

(2)	each Coverage’s Net Cash Value after withdrawal may not be less than an amount equal to the total charges for one (1) month for each such Coverage;

(3)	the Contract Holder may not withdraw less than the minimum amount shown in the Schedule of Benefits;

(4)	the Basic Insurance and/or Target Term Insurance for each Covered Person after a withdrawal must be at least equal to the Minimum Basic Insurance and/or Minimum Target Term Insurance shown in the Schedule of Benefits;

(5)	the sum of the Basic Insurance and the Target Term Insurance must equal or exceed the Minimum Coverage Amount shown in the Schedule of Benefits; and

(6)	for each Covered Person with a Type A (fixed) Death Benefit, Prudential may ask for proof that the Covered Person is insurable for the resulting increase in the Net Amount at Risk.

Any amount withdrawn may not be repaid except as a premium contribution subject to charges. Prudential reserves the right to refuse a request for a withdrawal that would, in the opinion of Prudential, cause the affected Coverage to fail to qualify as life insurance under applicable tax law.

Effect on a Coverage Fund:  The Contract Holder instructs Prudential which Covered Person’s Coverage Funds will be reduced by the withdrawal amount. An amount equal to the reduction in each Covered Person’s Coverage Fund will be withdrawn proportionally from the Variable Investment Options and the Fixed Interest Rate Option unless the Contract Holder directs otherwise. The Contract Holder may not direct a withdrawal to come from the Fixed Interest Rate Option. Prudential will adjust the withdrawal allocation so that the 25% maximum withdrawal from the Fixed Interest Rate Option is not exceeded. If the Fixed Interest Rate Option is the only investment option, Prudential will reduce the amount of the withdrawal so that the 25% maximum withdrawal from the Fixed Interest Rate Option is not exceeded.

Withdrawal of any portion of the Net Cash Value increases the risk that the affected Coverage Funds may be insufficient to provide a Death Benefit. If such a withdrawal is followed by unfavorable investment experience, the affected Coverages may go into default.

Effect on Basic Insurance and Target Term Insurance:  Withdrawals will not affect the Basic Insurance or Target Term Insurance with respect to Type B (variable) or Type C (return of premium) Death Benefits except when the Coverage Amount has been increased to ensure that the Coverage continues to satisfy the Internal Revenue Code’s definition of life insurance.

If the Contract Holder requests the withdrawal from a Coverage with a Type A Death Benefit and the withdrawal would cause the Net Amount at Risk to increase, the Contract Holder must prove to Prudential that such Covered Person is insurable for the increase. If the Covered Person is not insurable for the increase or the Contract Holder does not desire to maintain the original Coverage Amount, Prudential will reduce the Basic Insurance and Target Term Insurance, if any, proportionately, using a formula to ensure that the affected Coverages satisfy the definition of life insurance under Section 7702 of the Internal Revenue Code. If the Basic Insurance and Target Term Insurance are scheduled to change, Prudential will similarly adjust all remaining Basic Insurance and Target Term Insurance to offset the increase. The reduction in the Basic Insurance or Target Term Insurance will never be more than the withdrawal amount. If

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Prudential reduces the Basic Insurance or the Target Term Insurance, Prudential will recompute the charges and values for the affected Coverages. Prudential will send the Contract Holder a new Benefit Summary Report for the affected Coverages showing the new Face Amount(s).

After Prudential approves the withdrawal request, Prudential will usually pay any withdrawal amount within seven (7) days after Prudential receives the request from the Contract Holder and this Group Contract, if Prudential requires it, at the Prudential Service Office. Payments will be made by wire transfer to the account designated by the Contract Holder unless the Contract Holder requests otherwise. Prudential may delay payment of amounts from the Variable Investment Option(s) if the disposal or valuation of the Separate Account’s assets is not reasonably practicable because the New York Stock Exchange is closed for other than a regular holiday or weekend, trading is restricted by the SEC, or the SEC declares that an emergency exists.

K.   LOANS.

Subject to the minimum loan requirement shown in the Schedule of Benefits and the requirements of this provision, the Contract Holder may at any time borrow any amount up to the current Loan Value of a Coverage less any existing Coverage Debt.

Date of a Loan:  A loan may take place only on a Business Day. To take out a loan, the Contract Holder must request it on a form acceptable to Prudential. The dollar value of the loan will be paid to the Contract Holder within seven days after all the documents required for such a payment are received in Good Order. Prudential will determine the payment amount as of the end of the Valuation Period in which the necessary documents are received by Prudential. However, Prudential may delay payment of proceeds from the Variable Investment Option(s) if the disposal or valuation of the Separate Account’s assets is not reasonably practicable because the New York Stock Exchange is closed for other than a regular holiday or weekend, trading is restricted by the SEC, or the SEC declares that an emergency exists.

Loan Value:  If a Coverage is not in default, the Coverage’s Loan Value at any time is equal to 100% of the Cash Value minus total charges for one (1) month.

If a Coverage is in default, the Loan Value is zero.

Coverage Debt:  Coverage Debt for a particular Coverage at any time means the loan on such Coverage at that time, plus the interest Prudential has charged that is not yet due and that Prudential has not yet added to the loan.

Loan Requirements:  For Prudential to approve a loan, the following requirements must be met:

(1)	the Contract Holder must assign the affected Coverage to Prudential as sole security for the loan;

(2)	the Covered Person must be living; and

(3)	the resulting Coverage Debt must not be more than the Loan Value.

If there is already Coverage Debt when the Contract Holder borrows from Prudential, Prudential will add the new amount the Contract Holder borrows to that debt.

Interest Charge:  Prudential will charge interest daily on any loan. Interest is due on each Coverage Anniversary or when the loan is paid back, whichever comes first. If interest is not paid when due, it becomes part of the loan. Prudential will then also start to charge interest on it. Except as stated below, Prudential charges interest at an effective annual rate with a maximum of 5%.

Preferred Loan:  Unless the Contract Holder asks Prudential otherwise, a portion of the amount the Contract Holder may borrow on or after the 10th Coverage Anniversary will be considered a Preferred Loan up to an amount equal to the maximum preferred loan amount described below. Preferred Loans are charged interest at an effective annual rate with a maximum of 4.5%.

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Maximum Preferred Loan Amount:  The maximum preferred loan amount available starting on the 10th Coverage Anniversary is (A) minus (B), where (A) is the total amount the Contract Holder may borrow, and (B) is the total premium contributions paid less total withdrawals, if any. If (B) is less than zero, Prudential will consider it to be zero.

Effect on Coverage Fund:  When a Contract Holder takes a loan, the Contract Holder instructs Prudential which Coverage Funds will be affected by such loan. Prudential will transfer an amount equal to the loan proceeds and loan interest that becomes part of the loan if it is not paid when due first out of the Variable Investment Options and then the Fixed Interest Rate Option, as applicable, into the general account. Unless the Contract Holder instructs Prudential to take the loan amount from specific Variable Investment Options and Prudential agrees, the reduction first will be made from the Variable Investment Options in the same proportions as the value of each Variable Investment Option bears to the total value of all Variable Investment Options for the affected Covered Person. The loan amount is deducted from the Fixed Interest Rate Option only when insufficient amounts are deducted from the Variable Investment Options.

A Loan Account for each Covered Person that is part of the Covered Person’s Coverage Fund will be set up in Prudential’s general account whenever the Contract Holder takes out a loan. For each affected Coverage, while a loan is outstanding, the amount in the Loan Account will continue to be treated as part of the Coverage Fund. Prudential will credit the Loan Account with interest at an effective annual rate of 4%. On each Monthly Date, Prudential will increase the portion of the Coverage Fund in the investment options by interest credits accrued on the loan since the last Monthly Date. The maximum net interest rate spread of a standard loan is 1% and the maximum net interest rate spread of a preferred loan is 0.50%.

Prudential will not increase the portion of the Coverage Fund allocated to the Variable Investment Options and/or the Fixed Interest Rate Option by loan interest that is paid before Prudential makes it part of the loan. Prudential reserves the right to change the manner in which Prudential allocates loan repayments. If Prudential makes such a change, Prudential will do so for all Group Contracts like this one. Prudential will send the Contract Holder notice of any change.

Repayment:  When the Contract Holder repays all or part of a loan, Prudential will increase the portion of the affected Coverage Fund in the Variable Investment Options and/or the Fixed Interest Rate Option by the amount of the loan the Contract Holder repays plus interest credits accrued on the loan since the last transaction date and reduce the affected Covered Person’s Loan Account. The increase to the affected Coverage Fund will never be more than the Loan Account. Prudential will use the investment option the Contract Holder designates or the investment allocation for future premium payments as of the loan payment date. If loan interest is paid when due, it will not change the portion of the affected Coverage Fund allocated to the investment options. Prudential reserves the right to change the manner in which Prudential allocates loan repayments.

When Prudential pays a Death Benefit, part of the Coverage Debt will be repaid as described under Death Benefit provision. When the Coverage for a Covered Person is surrendered, any Coverage Debt applicable to such Covered Person is due and will be deducted from the Coverage Fund of such Covered Person.

Coverage Loan Repayment upon Assignment to a Covered Person:  Prior to any assignment of Coverage to a Covered Person, the Contract Holder may repay all, or a part of a loan, with respect the Coverage to be assigned.

Excess Insurance Debt:  For each Coverage, the Coverage Debt is the amount of all outstanding loans plus any interest accrued but not yet due. If, on any Monthly Date, the Coverage Debt equals or exceeds the Coverage Fund, such Coverage will go into default. Prudential will notify the Contract Holder of a 61-day grace period, within which time the Contract Holder may repay all or enough of the loan to obtain a positive Cash Value and thus keep the Coverage in force.

If a Coverage lapses or is surrendered, the amount of unpaid Coverage Debt will be treated as a distribution and will be immediately taxable to the extent of gain in the Coverage. Reinstatement of a Coverage after lapse will not eliminate the taxable income, which Prudential is required to report to the Internal Revenue Service.

Prudential, in its sole discretion, reserves the right to impose the following additional requirements with respect to loan amounts that are deducted from the Fixed Interest Rate Option:

113550 NJ 2000	23	(G-######)

Repayment Allocations:  Prudential may allocate the loan repayment first to the Fixed Interest Rate Option and then to the Variable Investment Options.

Subsequent Premium Payments:  Prudential may require that any subsequent premium payments be used to repay the loan amount allocated to the Fixed Interest Rate Option in order to reduce the portion of the Loan Account allocated to the Fixed Interest Rate Option.

Prudential will give notice to the Contract Holder if it intends to apply the repayment allocation and subsequent premium payment requirements set forth above.

L.  BASIS OF COMPUTATION.

For each Covered Person, Prudential will compute the maximum COI charge for both the Basic Insurance and any Target Term Insurance using:

(1)	the 1980 CSO Mortality Tables for Coverages with a Coverage Effective Date prior to January 1, 2009, and to all Coverage Segments of such Coverages, regardless of the Coverage Segments’ Coverage Effective Dates or the 2001 CSO Mortality Tables for Coverages with a Coverage Effective Date on or after January 1, 2009;

(2)	the Extra Rating Class, if any, of the Covered Person; and

(3)	the Attained Age and gender of the Covered Person.

The surrender values provided by this Group Contract are at least as large as those set by applicable law. Where required, Prudential has given the insurance regulator a detailed statement of how Prudential computes values and benefits.

For Additional Persons covered under this Group Contract on or after January 1, 2009, the maximum COI charge will be based on the 2001 CSO Mortality Tables.

M. ASSIGNMENT OF COVERAGE TO A COVERED PERSON.

The Contract Holder, at its discretion, may assign irrevocably to a Covered Person, or to a trust established by such Covered Person, the ownership of the insurance Coverage allocated to that Covered Person under the Group Contract. The Contract Holder may make such assignment only if all of the following conditions are met:

(1)	the Covered Person has been insured under the Group Contract for at least three (3) years; and

(2)	such assignment must be made in writing on a form acceptable to Prudential.

When the Contract Holder assigns a Coverage to a Covered Person (or trust), Prudential will issue an Assignment Certificate, and the Covered Person (or trust) is treated as a Certificate Holder. The Assignment Certificate describes the Certificate Holder’s rights and responsibilities with respect to such Coverage. The value of such Coverage will reflect the value of the insurance, including Cash Value, as of the effective date of the assignment. The Assignment Certificate supersedes the Certificate of Coverage.

Prior to any assignment of Coverage to a Covered Person, the Contract Holder may repay all, or a part of a loan, with respect the Coverage to be assigned.

To assign Coverage to a Covered Person (or trust), the Contract Holder must make the request on a form acceptable to Prudential. The Covered Person must designate a new Beneficiary or the Beneficiary defaults to the Covered Person’s estate. See Beneficiary.

A Certificate Holder has all the rights of a Contract Holder with respect to his or her Coverage, except that the Certificate Holder may not surrender this Group Contract, assign his or her Coverage, request increases to the Basic Insurance and/or Target Term Insurance, or change the interest rate for a Type C (return of

113550 NJ 2000	24	(G-######)

premium) Death Benefit. Subject to the limitations set forth in the Assignment Certificate, the Certificate Holder may, with respect to his or her Coverage:

(1)	designate and change the beneficiary;

(2)	make premium payments;

(3)	access coverage values through loans and withdrawals;

(4)	surrender his or her Coverage;

(5)	allocate amounts in his or her Coverage Fund among the Variable Investment Options and/or the Fixed Interest Rate Option;

(6)	change the Death Benefit type; and

(7)	decrease the Basic Insurance and Target Term Insurance, if any.

Prudential will deduct all charges for the Coverage as set forth in the Assignment Certificate.

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Insurance Plan Rules

A. ELIGIBILITY.

Determination of Covered Class:  The Contract Holder determines the Covered Class eligible to be covered. This is done under its rules on dates it sets. The Contract Holder must not discriminate among persons in like situations.

When an Employee Is Eligible:

An Employee is eligible for the insurance if, on the Coverage Effective Date, such Employee:

(1)	is a full-time Employee of the Employer; and

(2)	is in the Covered Class shown in the Schedule of Benefits.

No Employee is eligible for the insurance before the Contract Date.

An Employee is full-time if regularly working for the Employer at least the number of hours in the normal full-time work week of the Employer for the class of the Employee, but not less than # hours per week. In the case of a partner or proprietor of the Employer, that work must be in the conduct of the business of the Employer.

B.  BECOMING INSURED.

An Employee is insured for the insurance, provided the Employee meets all of the following requirements as of the initial Coverage Effective Date for such Employee:

(1)	the Employee is eligible for the insurance;

(2)	the Employee has consented in writing to become insured for insurance on a form acceptable to Prudential;

(3)	the Employee has met any evidence of insurability requirement. See below.

C.  BECOMING INSURED AFTER THE CONTRACT DATE.

The Contract Holder may insure Employees who were not covered under the Group Contract on the Contract Date (each an “Additional Covered Person”). Subject to Prudential’s consent, an Additional Covered Person will be covered under the Group Contract provided that each such Additional Covered Person meets all the requirements in the “Becoming Insured” section set forth above.

D.  EVIDENCE OF INSURABILITY FOR COVERAGE.

In order for an Employee to become insured, the Employee may be required to give satisfactory evidence of insurability on a form acceptable to Prudential. This requirement will be met when Prudential determines that satisfactory evidence of insurability has been submitted.

Prudential offers Coverage on a fully underwritten, simplified issue, and guaranteed issue basis, each, an “Underwriting Class.”

Fully underwritten Coverage requires individualized evidence of the Covered Person’s insurability and rating class that at a minimum includes a medical examination.

Simplified issue Coverage requires at a minimum, that the Covered Person undergo HIV screening and complete a short form questionnaire. Prudential may require additional underwriting if it cannot determine the appropriate rating from the above information. Covered Persons must be Actively at Work on a full time basis (at least 30 hours per week).

113550 NJ 2000	26	(G-######)

Guaranteed issue Coverages are issued with minimal underwriting, Covered Persons must not have been recently declined for individual coverage and must satisfy other underwriting criteria, and may only be issued in certain circumstances. Covered Persons must be Actively at Work on a full time basis (at least 30 hours per week).

For all Underwriting Classes, Covered Persons must have executed a Consent Form and met all of Prudential’s underwriting requirements.

Prudential requires evidence of insurability, which may include a medical examination, before issuing any Coverage. Non-smoker rates may provide more favorable cost of insurance rates than smokers. Prudential charges a higher cost of insurance rate and/or an extra amount if an additional mortality risk is involved.

A Covered Person may qualify for a change in rating after the first Coverage Anniversary if a Covered Person becomes a non-smoker, if in Prudential’s sole discretion, it determines that a Covered Person is eligible for a change to his or her smoking status based upon Prudential’s general underwriting guidelines in effect at the time of the request. To request the change in rating, the Contract Holder must submit the request in writing, on a form acceptable to Prudential. If Prudential asks the Contract Holder to do so, the Contract Holder must send Prudential the Benefit Summary Report for the affected Covered Person to be endorsed.

Any evidence of insurability that the Covered Person must provide in connection with the change in rating described immediately above shall be attached to and made a part of this Group Contract. Prudential may contest a claim based upon the Covered Person’s evidence of insurability provided in connection with the request. Prudential may contest the affected Covered Person’s Coverage for no more than an additional two (2) years following the date of the change in rating, but only with regard to the amount of insurance attributable to the reduction in premium.

These are the current general underwriting guidelines. The actual underwriting will depend on the specific circumstances of each Group Contract. Prudential reserves the right to change the underwriting guidelines on a non-discriminatory basis.

E.  WHEN COVERAGE ENDS FOR A COVERED PERSON.

The Coverage for a Covered Person will end:

(1)	upon the death of the Covered Person; or

(2)	if Prudential determines that such Coverage was established without the Covered Person’s written consent or that the Covered Person died prior to the Coverage Effective Date; or

(3)	if such Covered Person’s Coverage is in default at the end of the grace period; or

(4)	if such Covered Person’s Coverage is surrendered; or

(5)	if the Covered Person provides written notice that he or she no longer wishes to be insured for the Coverage and Prudential receives such notice, whether from the Covered Person directly or from the Employer.

The Contract Holder must repay to Prudential any Death Benefit paid by Prudential for a Covered Person whose Coverage terminates for reason (2) or (5) above.

Prudential, subject to the limitations of Section 7702, of the Internal Revenue Code shall terminate such coverage as soon as practicable and shall pay to the Contract Holder an amount equal to the Covered Person’s Coverage Fund as of the date coverage is terminated, adjusted as provided in the Surrender provision. Termination of Coverage is treated as a surrender in all cases. The value of the Coverage Fund for that Covered Person shall be reduced to zero as of such date.

113550 NJ 2000	27	(G-######)

General Rules

A.	DEFAULT; GRACE PERIOD.

On each Monthly Date, Prudential will determine each Coverage’s Net Cash Value. If the Net Cash Value of a Coverage is an amount equal to greater than the total charges for one (1) month, the Coverage is in force. A Coverage is in default with respect to any Covered Person if the Net Cash Value of such Coverage is an amount less than the total charges for one (1) month. This Group Contract is in default if all Coverages are in default.

Notice of Default:  If a Coverage or this Group Contract is in default, Prudential will mail the Contract Holder or its representative a notice stating the amount Prudential will need to keep such Coverage or this Group Contract in force. That amount will equal a premium contribution which Prudential estimates will keep such Coverage or this Group Contract in force for three (3) months from the date of default. Prudential will grant a 61-day grace period from the date Prudential mails the notice to pay this charge. Such Coverage or this Group Contract will remain in force during this period. If that amount is not paid to Prudential by the end of the 61-day grace period, such Coverage or this Group Contract will lapseand be treated as a surrender under Variable Universal Life Insurance Coverage.

During the grace period, Prudential will not charge interest on the charges due and will continue to assess the charges shown in the Schedule of Charges. If an affected Covered Person dies during the grace period, any Death Benefit payable will be reduced by the amount of the charges due. The Contract Holder is liable to pay charges, including interest charges on Coverage Debt, to Prudential during the grace period.

B.	REINSTATEMENT.

A Coverage that lapsed, or the Group Contract if all Coverages have lapsed, may be reinstated within five (5) years after the date of default, if the following conditions are met:

(1)	renewed evidence of insurability as required by Prudential is provided on the affected Covered Persons;

(2)	payment of a charge equal to: (a) an amount, if any, required to bring the Coverage Fund to an amount equal to total charges for one month on the date the Coverage went into default, plus (b) the deductions from the Coverage Fund from the grace period through the reinstatement date, plus (c) a premium that Prudential estimates will cover all charges and deductions for the next three (3) months; and

(3)	any Coverage Debt with interest to date is restored or paid back. If the Coverage Debt is restored and the Coverage Debt with interest would exceed the loan value of the reinstated Coverage, the excess must be paid to Prudential before reinstatement.

The reinstatement date will be the date Prudential approves the Contract Holder’s request. Prudential will deduct all required charges from the Contract Holder’s payment and the balance will be placed into the affected Coverage Funds.

A Coverage that has been converted to an individual policy is not available for reinstatement by the Contract Holder.

C.	END OF COVERAGE.

If a Coverage is in default with respect to the Coverage Fund of a Covered Person and an amount sufficient to bring that Coverage Fund of the Covered Person out of default is not paid to Prudential by the end of the grace period described above, the Coverage for such Covered Person will lapse when the grace period ends. But the Contract Holder may write to Prudential to ask that the Coverage cease at the end of the period for which charges have been deducted or at any time during the grace period. Then the Coverage for such Covered Person will end on the date requested.

113550 NJ 2000	28	(G-######)

D.	ADJUSTMENTS RELATED TO AGE OR SEX.

If the age or sex used to determine the Cost of Insurance for a Covered Person is found to be in error while the Covered Person is still living, the current charge will then be adjusted to reflect the correct age or sex. If this adjustment results in a change in the amount of the charge, any difference between the charge deducted from the Coverage Fund for the Covered Person and the charge required on the basis of the correct age or sex will be paid as follows:

(1)	If the adjustment results in an increased charge, the difference will be deducted from the Coverage Fund for the Covered Person. If the amount in the Coverage Fund is not sufficient to make the adjustment, the Contract Holder will pay the difference when notified by Prudential.

(2)	If the adjustment results in a decreased charge, Prudential will credit the difference to the Coverage Fund for the Covered Person.

Any credit or deduction will be made to or from the Coverage Fund for the Covered Person as agreed to by the Contract Holder and Prudential.

If the age or sex used to determine the Cost of Insurance for a Covered Person is found to be in error after a Covered Person is deceased, Prudential will adjust the Death Benefit payable and any amount to be paid, as required by law, to reflect the correct age or sex. Any such benefit will be based on what the most recent deductions from the applicable Coverage Fund would have provided at such Covered Person’s correct age or sex.

E.	CERTIFICATE OF COVERAGE.

Prudential will give the Contract Holder individual Certificates of Coverage to be given to each Employee to be covered under the Group Contract.

The Certificate of Coverage shall include notice to the Employee that a Covered Person has no right under the Group Contract or a Coverage to:

(1)	the Coverage Fund,

(2)	name a beneficiary other than the Employer unless the Employer permits the Employee to name a Personal Beneficiary for a portion of the Death Benefit,

(3)	take a loan,

(4)	assign the coverage,

(5)	amend or modify a Coverage or the Group Contract,

(6)	coverage for dependents,

(7)	direct the investment of amounts under the Group Contract, and

(8)	any other information required by applicable state law.

Conversion Privilege:

The Certificate of Coverage shall include the following information with respect to the Covered Person’s right to convert the Coverage to an individual life insurance contract.

A Covered Person’s Coverage does not cease upon termination of employment or retirement. The Group Contract does not provide coverage for dependents.

If the Group Contract terminates, every Covered Person insured thereunder at the date of termination whose insurance terminates, and who has been so insured under a Group Contract for at least five (5) years prior to

113550 NJ 2000	29	(G-######)

the termination date, shall be entitled to have issued by Prudential, without evidence of insurability, an individual policy of life insurance without disability or other supplementary benefits reduced by any outstanding Coverage Debt with respect to the Covered Person’s Coverage, provided application for the individual policy shall be made, and the first premium paid to Prudential, within 31 days after termination of the Group Contract. The individual policy of life insurance shall, at the option of the Covered Person, be on any one of the forms then customarily issued by Prudential at the age and for the amount applied for, except that the Covered Person may not elect term insurance. The premium on the individual policy shall be at Prudential’s then customary rate applicable to the form and amount of the individual policy, to the class of risk to which the Covered Person then belongs, and to the individual age attained on the effective date of the individual policy. The amount of the individual policy shall not exceed the smaller of:

(1) the amount of the Covered Person’s life insurance protection ceasing because of the termination of the Group Contract reduced by any outstanding Coverage Debt with respect to the Covered Person’s Coverage, less the amount of any life insurance for which the Covered Person is or becomes eligible under a group policy issued or reinstated by the same or another insurer within 31 days after termination; or

(2) $10,000.

If a Covered Person insured under the Group Contract dies during the period within which the individual would have been entitled to have an individual policy issued in accordance with this section and before the individual policy shall have become effective, the amount of life insurance which he or she would have been entitled to have issued under the individual policy shall be payable as a claim under the Group Contract, whether or not application for the individual policy or the payment of the first premium therefor had been made.

The Contract Holder shall maintain copies of such Certificates of Coverages in its files.

F.	RECORDS - INFORMATION TO BE FURNISHED.

For the purpose of administering this Group Contract, Prudential will keep a record of the Covered Persons based on census data provided by the Contract Holder. Prudential will also provide the Contract Holder with a Benefit Summary Report for each Covered Person based on the census data provided by the Contract Holder to Prudential. The Employer shall submit to Prudential an accurate census as of the Contract Date. Prudential will not be responsible for any tax or state insurance law implications that may result from failure to provide such information on a timely basis.

When requested by Prudential, the Employer shall send any other data required by Prudential to perform its duties under this Group Contract, and to determine the charges due. All records of the Employer which bear on the Coverage must be open to Prudential for its inspection at any reasonable time.

Prudential shall have no obligation to perform any duty that depends on any data supplied by the Employer before such data is received in a form that satisfies Prudential. Upon discovering that it has furnished Prudential with incorrect data, the Employer shall submit accurate information to Prudential. If Prudential has not already relied on and used the incorrect data, it shall accept the resubmitted data. The Contract Holder and/or Employer, as the case may be, shall submit to Prudential any proof of death of a Covered Person it receives; this must be done within 31 days of the date the Contract Holder and/or Employer receives such proof. Proof of death of a Covered Person means an original death certificate with a raised seal, or a photocopy of the death certificate initialed to indicate that the party submitting the claim has viewed the original.

G.	THE CONTRACT - INCONTESTABILITY OF THE CONTRACT; AMENDMENTS.

This entire Group Contract consists of: (1) the provisions shown in the Table of Contents as of the Contract Date; (2) the Application of the Contract Holder, including all Underwriting Information Forms completed by Employees covered under this Group Contract, a copy of which are attached to this Group Contract; and (3) any riders, endorsements or amendments to this Group Contract. All statements made by the Contract Holder in the Application or by the Covered Person shall be deemed representations and not warranties. Such statements will not be used in defense to a claim, unless contained in a written application provided to

113550 NJ 2000	30	(G-######)

the Contract Holder or in a written instrument provided to the Covered Person or, in the event of death or incapacity of the Covered Person, to the Covered Person’s personal representative.

Incontestability of Insurance for an Employee:  The validity of this Group Contract or a Coverage shall not be contested, except for nonpayment of premium contributions, after it has been in force for two (2) years from the issue date, the reinstatement date or the effective date of any change made to the Group Contract or any Coverage that requires Prudential’s approval and would increase Prudential’s liability. The new contestability period applicable to changes in the Coverage Amount applies only with respect to the amount of insurance associated with the change.

No statement made by any Employee insured under the policy relating to his or her insurability shall be used in contesting the validity of the Coverage with respect to which the statement was made after the Coverage has been in force prior to the contest for a period of two (2) years during the lifetime of the Employee nor unless it is contained in a written instrument signed by the Employee provided to the Employee or, in the event of death or incapacity of the Employee, to the Employee’s personal representative.

Amendments:   This Group Contract may be amended, at any time, without the consent of the Covered Persons or of anyone else with a beneficial interest in it, other than the Contract Holder. This can be done through a written request made by the Contract Holder and agreed to by Prudential. But an amendment will not affect a claim incurred before the date of change.

The approval of an officer of Prudential is required: to waive any conditions or restrictions of this Group Contract; or to extend the time in which a charge may be paid; or to make or change a contract; or to bind Prudential by a promise or representation or by information given or received. An agent of Prudential is not an officer. No change in this Group Contract is valid unless shown in:

(1)	an endorsement signed by an officer of Prudential; or

(2)	an amendment signed by the Contract Holder and by an officer of Prudential.

However, if this Group Contract is changed automatically in accordance with the General Rules, the change may be made in an amendment to this Group Contract that is signed only by an officer of Prudential.

H.	REPORTS.

At least once each Coverage Year Prudential will send the Contract Holder a report. For each Covered Person the report will show: the Death Benefit; the amounts allocated among the Variable Investment Option and/or Fixed Interest Rate Option; the Net Cash Value; the Surrender Value, any Coverage Debt and the interest rate on the Coverage Debt; premium contributions paid; investment results; charges deducted; and withdrawals taken since the last report. The report may also show any other data that may be required where this Group Contract is delivered. All reports may be delivered through electronic means.

I.	USE OF PROCEEDS OR VALUES.

In issuing this Group Contract, Prudential has relied on the certification made by the Contract Holder in the Application that the Contract Holder will use any proceeds or values under this Group Contract to finance employee benefit costs. Prudential will not be obligated to inquire as to the application of any proceeds of this Group Contract. Payment of any proceeds, surrender values, or adjustments will fully discharge Prudential from its obligation with respect to such payment.

J.	ASSIGNMENTS.

No Covered Person may assign this Group Contract or any Coverage. The Contract Holder may assign this Group Contract only with the prior written consent of Prudential. The Contract Holder may assign a Coverage to a Covered Person as provided under the Variable Universal Life Insurance Coverage.

113550 NJ 2000	31	(G-######)

K.	RIGHT TO REFUSE CONTRIBUTIONS.

Prudential may refuse to accept a premium payment:

(1)	that would, in the opinion of Prudential, cause a Coverage to fail to qualify as life insurance under applicable tax law;

(2)	that increases the Death Benefit by more than it increases the Coverage Fund; and

(3)	if the NAR exceeds the Net Amount at Risk Maximum at issue stated in the Schedule of Benefits. Prudential will accept any premium payment necessary to keep a Coverage in force.

L.	CONFORMITY WITH LAW; CHARGE ADJUSTMENTS.

If the provisions of this Group Contract do not conform to the requirements of any state or federal law or regulation that applies to it, this Group Contract is automatically changed to conform to the requirements of that law or regulation.

This Group Contract and each Coverage have been designed to satisfy the definition of life insurance for Federal income tax purposes under Section 7702 of the Internal Revenue Code. Prudential reserves the right, however, to decline any change Prudential determines would cause this Group Contract or a Coverage to fail to qualify as life insurance under the applicable tax law. This includes, but is not limited to, changing the Basic Insurance or Target Term Insurance, withdrawals and changing the type of Death Benefit. Prudential has the right to change this Group Contract or a Coverage to require additional premium payments or to make distributions from this Group Contract or a Coverage to the extent necessary to continue to qualify this Group Contract or a Coverage as life insurance. Prudential also has the right to refuse to accept a premium payment that would, in the opinion of Prudential, cause this Group Contract or a Coverage to fail to qualify as life insurance under applicable tax law.

Charges deducted from premium payments and the Coverage Funds may change from time to time based on the expectation of future experience, subject to the maximums shown on the Schedule of Charges. In deciding whether to change any of these charges, Prudential will periodically consider mortality, persistency, expenses, taxes and interest credits and/or investment experience to see if a change in the Prudential assumptions is needed. Changes in factors will be by class.

M.	RECEIPT OF NOTICE AND PAYMENTS.

All notices to Prudential under this Group Contract will be deemed received when such notices are received by the Service Office at the following address:

The Prudential Insurance Company of America
A[PruBenefit Funding
13001 County Road 10
Plymouth, MN 55442
Phone 800.286.7754 • Fax 888.667.2941
E-mail: coli@prudential.com]

All payments to Prudential under this Group Contract shall be remitted by the Contract Holder or its designated representative. Such payment will be deemed received when such payments are received by the payment office maintained by a third party administrator at the following address:

Attention: The Prudential Insurance Company of America
A[
First Class Mail:
PO Box 105441
Atlanta, GA 30348-5441

Express Mail:

Wachovia Bank
LBX# 105441
3585 Atlanta Ave
Hapeville, GA 30354]

113550 NJ 2000	32	(G-######)

Prudential may change the addresses specified above. If it does so, it will notify the Contract Holder.

Notices to Prudential or from Prudential to the Contract Holder may be made through electronic means.

N.	DUTIES OF THE CONTRACT HOLDER.

The duties of the Contract Holder are to:

(1)	apply for, accept and keep this Group Contract;

(2)	comply with all of the terms and conditions of this Group Contract.

O.	SUICIDE EXCLUSION.

If a Covered Person, whether sane or insane, dies by suicide within two (2) years of any Coverage Effective Date, the coverage associated with those Coverage Effective Dates for that Covered Person will end and Prudential will return the premiums paid, less any Coverage Debt, and less any withdrawals.

No exclusion applies to an increase in Basic Insurance or Target Term Insurance Coverage if a Covered Person, whether sane or insane, dies by suicide after two (2) years or more from the effective date of such an increase in the Basic Insurance or Target Term Insurance.

P.	INVESTOR CONTROL.

Treasury Department regulations do not provide specific guidance concerning the extent to which the Contract Holder may direct its investment in the particular Variable Investment Options without causing the Contract Holder, instead of Prudential, to be considered the owner of the underlying assets. Because of this uncertainty, Prudential reserves the right to make such changes as Prudential deems necessary to assure that the Group Contract qualifies as life insurance for tax purposes. Any such changes will apply uniformly to affected Contract Holders and will be made with such notice to affected Contract Holders as is feasible under the circumstances.

Q.	DOLLAR COST AVERAGING.

As an administrative practice, Prudential is currently offering a feature called Dollar Cost Averaging (“DCA”). Under this feature, either fixed dollar amounts or a percentage of the amount designated for use under the DCA option will be transferred periodically from the DCA Money Market investment option into other Variable Investment Options available under the Group Contract, excluding the Fixed Interest Rate Option. Contract Holders may choose to have periodic transfers made monthly or quarterly. DCA transfers will not begin until the Monthly Date on or after the end of the applicable Free-Look period.

Each automatic transfer will take effect as of the end of the Valuation Period on the date coinciding with the periodic timing the Contract Holder designates provided the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, or if the date does not occur in that particular month, the transfer will take effect as of the end of the Valuation Period, which immediately follows that date. Automatic transfers will continue until: (1) $50 or less remains of the amount designated for Dollar Cost Averaging, at which time the remaining amount will be transferred; or (2) the Contract Holder notifies Prudential of a change in DCA allocation or cancellation of the feature. Currently, a transfer that occurs under the DCA feature is not counted towards any applicable transfer limit. Prudential reserves the right to change this practice, modify the requirements, or discontinue the feature.

113550 NJ 2000	33	(G-######)

List of Investment Options

I[AIM Variable Insurance Funds
AIM V.I. Core Equity Fund, Class I
AIM V.I. International Growth Fund, Class I
AIM V.I. Small Company Equity Fund, Class I
AIM V.I. Utilities Fund, Class I

Alliance Bernstein Variable Product Series Fund, Inc.
International Growth, Class A
International Value, Class A
Real Estate, Class A
Small Cap Growth Portfolio, Class A

DWS Variable Series I
DWS Bond VIP, Class A
DWS Capital Growth VIP, Class A

DWS Variable Series II
DWS Dreman High Return Equity VIP, Class A
DWS Global Thematic VIP, Class A
DWS Government & Agency Securities VIP, Class A
DWS Mercury Large Cap Core VIP, Class A
DWS Strategic Income VIP, Class A
DWS Technology VIP, Class A

DWS Investment VIT Funds
DWS Small Cap Index VIP, Class A

Fidelity Variable Insurance Products
Contrafund Portfolio, Service

Equity-Income Portfolio, Service
Index 500 Portfolio, Service
Investment Grade Bond Portfolio, Service
Mid Cap Portfolio, Service
Money Market Portfolio, Service
Overseas Portfolio, Service
Value Leaders Portfolio, Service
Value Strategies Portfolio, Service
Investor Freedom 2015 Portfolio, Service
Investor Freedom 2020 Portfolio, Service
Investor Freedom 2025 Portfolio, Service
Investor Freedom 2030 Portfolio, Service

Franklin Templeton Variable Insurance Products Trust
Franklin Large Cap Value Securities Fund – Class 2
Franklin Small Cap Value Securities Fund – Class 1
Franklin Strategic Income Securities Fund – Class 1
Mutual Discovery Securities Fund – Class 1
Templeton Global Income Securities Fund – Class 1
Templeton Global Asset Allocation Fund – Class 1

JPMorgan Series Trust II
JPMorgan Bond Portfolio

113550 NJ 2000	34	(G-######)

JPMorgan Investment Trust
Diversified Mid Cap Growth Portfolio – 1
Diversified Mid Cap Value Portfolio – 1

Neuberger Berman Advisers Management Trust (“AMT”)
Neuberger Berman AMT Mid Cap Growth Portfolio, Class I
Neuberger Berman AMT Partners Portfolio, Class I
Neuberger Berman AMT Socially Responsible Portfolio, Class

PIMCO Variable Insurance Trust
All Asset Portfolio, Administrative Class
Global Bond Portfolio (Unhedged), Administrative Class
Low Duration Portfolio, Administrative Class
Long-Term U.S. Government Portfolio, Administrative Class
Real Return Portfolio, Administrative Class
Short-Term Portfolio, Administrative Class
Total Return Portfolio, Administrative Class

Prudential Series Fund, Inc.
Diversified Bond Portfolio
Diversified Conservative Growth Portfolio
Equity Portfolio
Global Portfolio
High Yield Bond Portfolio
Natural Resources Portfolio
Value Portfolio
SP Aggressive Growth Asset Allocation Portfolio
SP Balanced Asset Allocation Portfolio
SP Conservative Asset Allocation Portfolio
SP Growth Asset Allocation Portfolio
SP PIMCO High Yield Portfolio
SP Strategic Partners Focused Growth Portfolio

Royce Capital Fund
Royce Micro-Cap Portfolio, Investment Class
Royce Small-Cap Portfolio, Investment Class

The Universal Institutional Funds, Inc.
Core Plus Fixed Income Portfolio Class I
Emerging Markets Equity Portfolio Class I
Value Portfolio Class I

Van Eck Global Worldwide Insurance Trust
Worldwide Absolute Return Fund
Worldwide Emerging Markets Fund
Worldwide Hard Assets Fund
Worldwide Real Estate Fund]

113550 NJ 2000	35	(G-######)

Definitions

Additional Person – A Covered Person who was added to a Group Contract after the Contract Date.

Additional Returnable Charges – The Returnable Charges that are created when the Contract Holder increases the Basic Insurance and/or Target Term Insurance.

Assignment Certificate – The document Prudential will issue to the Covered Person outlining the Covered Person’s rights and responsibilities after the Contract Holder assigns Coverage to the Covered Person.

Attained Age – The Covered Person’s age on the Coverage Effective Date plus the number of whole years since then. For any Coverage Segment effective after the Coverage Effective Date, the Covered Person’s attained age is the issue age of that Coverage Segment plus the length of time in whole years since its Coverage Effective Date.

Attained Age Factors – The attained age factors are shown in the Table of Attained Age Factors attached to this Group Contract. For Coverages issued on or after January 1, 2009, the attained age factors will be based upon 2001 CSO.

Basic Insurance – An amount of group flexible premium variable universal life insurance for each Covered Person. The amount of life insurance as shown in each Covered Person’s Benefit Summary Report.

Beneficiary – Prior to the Contract Holder’s assignment of Coverage to a Covered Person, the beneficiary is the Contract Holder. After the Contract Holder assigns Coverage to a Covered Person, the beneficiary is an individual, trust or any other legal entity designated by the Covered Person. If the Covered Person does not designate a beneficiary, then the Covered Person’s estate is the beneficiary.

Benefit Summary Report – A summary of each Covered Person’s Coverage.

Business Day – A day on which the main office of Prudential in Newark, New Jersey is open, the NYSE is open and the SEC has not restricted trading or declared an emergency.

Cash Value – The same as the “Coverage Fund.”

Certificate Holder – A Covered Person or a trust established by a Covered Person to whom the Contract Holder assigns the Coverage allocated to that Covered Person. Prudential issues an Assignment Certificate to the Certificate Holder.

Consent Form – The document in which an Employee consents in writing to be covered under the Group Contract. The Consent Form must be in a form acceptable to Prudential.

Contract Date – The date the Group Contract is effective, as specified in the Group Contract.

Contract Holder – The employer, or a trust established by the employer, that is issued the Group Contract.

Cost of Insurance (“COI”) – The charge for insurance that varies based on the individual characteristics of the Covered Person, including such characteristics such as age, gender, Extra Rating Class, if any, and years from Coverage Effective Date.

Coverage – An amount of group flexible premium variable universal life insurance for each Covered Person. Each Coverage may consist of different Coverage Segments with different characteristics such as different effective dates and underwriting classes.

Coverage Amount – The Coverage Amount is equal to the sum of all the Basic Insurance and Target Term Insurance Coverage Segments.

Coverage Anniversary – The same date as the Coverage Effective Date in each later year. The Coverage Anniversary is shown in each Covered Person’s Benefit Summary Report.

113550 NJ 2000	36	(G-######)

Coverage Debt – The principal amount of all outstanding loans plus any interest accrued thereon.

Coverage Effective Date – The date Coverage becomes effective for each Covered Person. The Coverage Effective Date is shown in each Covered Person’s Benefit Summary Report.

Coverage Fund – The total amount credited to a Covered Person under the Group Contract. On any date it is equal to the sum of the amounts in all the Variable Investment Options and the Fixed Interest Rate Option, and the principal amount of any Coverage Debt plus any interest earned thereon.

Covered Person – An Employee whose life is insured under the Group Contract.

Coverage Segment – The Basic Insurance at issue is the first Coverage Segment. Target Term Insurances are separate Coverage Segments. For each increase in Basic Insurance and/or Target Term Insurance, a new Coverage Segment is created for the amount of the increase.

Coverage Year – A year that starts on a Coverage Effective Date or on a Coverage Anniversary.

Death Benefit – If a Coverage is not in default, this is the amount Prudential will pay upon the death of a Covered Person, less any Coverage Debt.

Employee – A person employed by the Employer. If permitted by applicable state law, the term Employee may also include a director of the Employer’s board of directors.

Employer – An Employer under the Group Contract is the Contract Holder or if the Group Contract is owned by a trust, the trust grantor.

Excess Premium – The amount of premium received over the Target Premium.

Extra Rating Class – A substandard rating percentage of 1980 CSO or 2001 CSO, as applicable.

Face Amount – The initial Coverage Segment on the Coverage Effective Date shown in each Covered Person’s Benefit Summary Report.

Fixed Interest Rate Option – An investment option under which interest is accrued daily at a rate that Prudential declares periodically, but not less than an effective annual rate of 2%.

Fund – A Fund is a portfolio of a series mutual fund. One or more of the available Funds may be chosen as an underlying investment for the Group Contract.

Good Order – An instruction received at Prudential’s Service Office utilizing such forms, signatures, and dating as Prudential requires, which is sufficiently clear and complete and for which Prudential does not need to exercise any discretion to follow such instructions.

Group Contract – The group flexible premium variable universal life insurance contract issued by Prudential.

Internal Revenue Code – The Internal Revenue Code of 1986, as amended.

Loan Account – A Loan Account for each Covered Person that is part of the Covered Person’s Coverage Fund will be set up in Prudential’s general account whenever the Contract Holder takes out a loan.

Minimum Initial Premium – The amount needed for Coverage to be effective under the Group Contract. The Minimum Initial Premium is equal to three (3) months of total charges.

Minimum Coverage Amount – An amount specified in the Group Contract’s Schedule of Benefits.

Monthly Date – For each Covered Person the Coverage Effective Date and the same date in each subsequent month.

Net Amount at Risk (“NAR”) – The amount by which the Covered Person’s Death Benefit exceeds the Coverage Fund.

113550 NJ 2000	37	(G-######)

Net Cash Value – The Coverage Fund minus any Coverage Debt.

Net Premiums – The amounts allocated to the Variable Investment Options and/or the Fixed Interest Rate Option after Prudential deducts the Premium Load and the first month’s charges.

On-line Document Center – A secure Prudential website that warehouses current contract documents for the Contract Holder’s use. These documents are in portable document format or pdf, and can be printed out, posted on a web site, or e-mailed to Covered Persons. To take advantage of the website and access documents as needed each client must complete an On-line Document Center user data collection form.

Personal Beneficiary – An individual, trust or any other legal entity designated by the Covered Person, prior to any assignment of Coverage to the Covered Person, who will receive a portion of the Death Benefit.

Preferred Loan – A portion of the amount the Contract Holder may borrow on or after the 10th Coverage Anniversary up to the maximum preferred loan amount. See Loans.

Premium Load – The charge that is deducted from all premium payments to compensate Prudential for the costs of selling the Group Contract, including any federal, state or local income, premium, excise, business tax or any other type of charge, or component thereof, measured by or based upon the amount of premium Prudential receives, commissions, advertising and the printing and distribution of prospectuses and sales literature.

The Prudential Insurance Company of America – The company offering the Group Contract.

Return of Charges – The provision which provides that a portion of the charges paid may be returned to the Contract Holder upon the surrender of a Coverage or the Group Contract within the first J[ eleven (11)] Coverage Years. See Surrender.

Returnable Charges – The charges that may be returned to the Contract Holder under Return of Charges provision. The Premium Load and COI applicable to the surrendered Coverage for the Basic Insurance and Target Term Insurance are Returnable Charges.

Return of Charges Period – The Return of Charges Period for each Coverage begins in month one (1) from the Coverage Effective Date and extends to month J[132]from the Coverage Effective Date, with declining factors from month J[13] to month J[132].

Separate Account – The words Separate Account, when Prudential uses them in this Group Contract without qualification, mean any Separate Account Prudential establishes to support variable universal life insurance contracts like this one. The Separate Account that supports this Group Contract and other similar group contracts is called the Prudential Variable Contract Account GI-2.

Surrender Value – The amount payable to the Contract Holder upon surrender of a Coverage. It is equal to the Coverage Fund minus any Coverage Debt plus any return of charges for each Covered Person.

Target Premium – The Target Premium is a factor per $1,000 of Basic Insurance, based on issue age and gender. See Schedule of Charges.

Target Term Insurance – A flexible term insurance benefit to Attained Age 100 of a Covered Person. The Contract Holder specifies the initial amount for such Coverage.

Underwriting Class – The three types of underwriting classes Prudential offers - fully underwritten, simplified issue, and guaranteed issue basis.

Valuation Period – The period of time from one determination of the value of the amount invested in a variable investment option to the next. Such determinations are made when the net asset values of the portfolios of the Funds are calculated, which would be as of the close of regular trading on the New York Stock Exchange (generally 4:00 p.m. Eastern time).

Variable Investment Options – Each subaccount within the Separate Account that invests in a corresponding Fund.

113550 NJ 2000	38	(G-######)

Tables

Maximum Cost of Insurance Rates
1980 Commissioners Standard Ordinary (“CSO”) Mortality Table

M A L E		F E M A L E		U N I S E X

Covered		Covered		Covered
Person’s	Monthly	Person’s	Monthly	Person’s	Monthly
Attained Age	Rate	Attained Age	Rate	Attained Age	Rate
Last Birthday	Per 1,000	Last Birthday	Per 1,000	Last Birthday	Per 1,000

15	0.118	15	0.073	15	0.118
16	0.133	16	0.077	16	0.133
17	0.143	17	0.080	17	0.143
18	0.152	18	0.083	18	0.152
19	0.157	19	0.086	19	0.157
20	0.158	20	0.088	20	0.158
21	0.158	21	0.090	21	0.158
22	0.157	22	0.092	22	0.157
23	0.153	23	0.093	23	0.153
24	0.150	24	0.096	24	0.150
25	0.146	25	0.098	25	0.146
26	0.143	26	0.100	26	0.143
27	0.143	27	0.103	27	0.143
28	0.142	28	0.107	28	0.142
29	0.143	29	0.110	29	0.143
30	0.146	30	0.114	30	0.146
31	0.150	31	0.118	31	0.150
32	0.156	32	0.123	32	0.156
33	0.163	33	0.128	33	0.163
34	0.171	34	0.134	34	0.171
35	0.181	35	0.142	35	0.181
36	0.193	36	0.152	36	0.193
37	0.208	37	0.163	37	0.208
38	0.223	38	0.178	38	0.223
39	0.242	39	0.193	39	0.242
40	0.263	40	0.211	40	0.263
41	0.285	41	0.229	41	0.285
42	0.309	42	0.248	42	0.309
43	0.336	43	0.267	43	0.336
44	0.364	44	0.287	44	0.364
45	0.394	45	0.307	45	0.394
46	0.427	46	0.327	46	0.427
47	0.461	47	0.349	47	0.461
48	0.498	48	0.373	48	0.498
49	0.538	49	0.399	49	0.538
50	0.583	50	0.428	50	0.583
51	0.636	51	0.458	51	0.636
52	0.694	52	0.493	52	0.694
53	0.761	53	0.532	53	0.761
54	0.834	54	0.571	54	0.834
55	0.913	55	0.611	55	0.913
56	0.998	56	0.650	56	0.998

113550 NJ 2000	39	(G-######)

Maximum Cost of Insurance Rates
1980 CSO Mortality Table

M A L E		F E M A L E		U N I S E X

Covered		Covered		Covered
Person’s	Monthly	Person’s	Monthly	Person’s	Monthly
Attained Age	Rate	Attained Age	Rate	Attained Age	Rate
Last Birthday	Per 1,000	Last Birthday	Per 1,000	Last Birthday	Per 1,000

57	1.087	57	0.688	57	1.087
58	1.182	58	0.725	58	1.182
59	1.285	59	0.767	59	1.285
60	1.400	60	0.817	60	1.400
61	1.530	61	0.878	61	1.530
62	1.677	62	0.958	62	1.677
63	1.841	63	1.053	63	1.841
64	2.023	64	1.160	64	2.023
65	2.218	65	1.274	65	2.218
66	2.428	66	1.393	66	2.428
67	2.649	67	1.511	67	2.649
68	2.888	68	1.633	68	2.888
69	3.151	69	1.769	69	3.151
70	3.448	70	1.930	70	3.448
71	3.786	71	2.128	71	3.786
72	4.173	72	2.373	72	4.173
73	4.612	73	2.666	73	4.612
74	5.092	74	3.004	74	5.092
75	5.604	75	3.380	75	5.604
76	6.142	76	3.788	76	6.142
77	6.698	77	4.223	77	6.698
78	7.277	78	4.693	78	7.277
79	7.897	79	5.214	79	7.897
80	8.578	80	5.806	80	8.578
81	9.341	81	6.486	81	9.341
82	10.201	82	7.271	82	10.201
83	11.153	83	8.158	83	11.153
84	12.177	84	9.135	84	12.177
85	13.248	85	10.191	85	13.248
86	14.351	86	11.318	86	14.351
87	15.478	87	12.515	87	15.478
88	16.628	88	13.782	88	16.628
89	17.808	89	15.128	89	17.808
90	19.036	90	16.571	90	19.036
91	20.343	91	18.140	91	20.343
92	21.786	92	19.891	92	21.786
93	23.511	93	21.951	93	23.511
94	25.831	94	24.603	94	25.831
95	29.322	95	28.418	95	29.322
96	35.083	96	34.490	96	35.083
97	45.083	97	44.770	97	45.083
98	62.096	98	61.997	98	62.096
99	83.333	99	83.333	99	83.333

113550 NJ 2000	40	(G-######)

Table of Attained Age Factors

Mortality: 1980 Commissioners Standard Ordinary (“CSO”) Mortality Table - Interest: 1st Year 7%; 4% Thereafter

Covered Person’s
Attained Age
Last Birthday	MALE	FEMALE	UNISEX

15	7.51759	9.08959	7.51759
16	7.29212	8.79828	7.29212
17	7.07844	8.51730	7.07844
18	6.87408	8.24612	6.87408
19	6.67699	7.98358	6.67699
20	6.48547	7.72868	6.48547
21	6.29806	7.48179	6.29806
22	6.11398	7.24206	6.11398
23	5.93260	7.00876	5.93260
24	5.75374	6.78225	5.75374
25	5.57760	6.56234	5.57760
26	5.40377	6.34882	5.40377
27	5.23330	6.14192	5.23330
28	5.06654	5.94139	5.06654
29	4.90351	5.74701	4.90351
30	4.74489	5.55887	4.74489
31	4.59059	5.37673	4.59059
32	4.44106	5.20036	4.44106
33	4.29613	5.02952	4.29613
34	4.15595	4.86446	4.15595
35	4.02043	4.70492	4.02043
36	3.88963	4.55082	3.88963
37	3.76367	4.40245	3.76367
38	3.64237	4.25978	3.64237
39	3.52564	4.12278	3.52564
40	3.41339	3.99133	3.41339
41	3.30558	3.86518	3.30558
42	3.20205	3.74419	3.20205
43	3.10257	3.62798	3.10257
44	3.00697	3.51610	3.00697
45	2.91517	3.40845	2.91517
46	2.82691	3.30474	2.82691
47	2.74204	3.20467	2.74204
48	2.66039	3.10826	2.66039
49	2.58183	3.01531	2.58183
50	2.50630	2.92570	2.50630
51	2.43370	2.83931	2.43370
52	2.36402	2.75608	2.36402
53	2.29725	2.67597	2.29725
54	2.23332	2.59887	2.23332
55	2.17218	2.52458	2.17218

113550 NJ 2000	41	(G-######)

Table of Attained Age Factors

     Mortality: 1980 CSO Mortality Table - Interest: 1st Year 7%; 4% Thereafter

Covered Person’s
Attained Age
Last Birthday	MALE	FEMALE	UNISEX

56	2.11367	2.45291	2.11367
57	2.05763	2.38364	2.05763
58	2.00390	2.31645	2.00390
59	1.95234	2.25121	1.95234
60	1.90288	2.18787	1.90288
61	1.85546	2.12653	1.85546
62	1.81009	2.06732	1.81009
63	1.76674	2.01045	1.76674
64	1.72540	1.95601	1.72540
65	1.68604	1.90398	1.68604
66	1.64853	1.85418	1.64853
67	1.61274	1.80639	1.61274
68	1.57853	1.76034	1.57853
69	1.54580	1.71585	1.54580
70	1.51449	1.67289	1.51449
71	1.48464	1.63151	1.48464
72	1.45628	1.59186	1.45628
73	1.42950	1.55414	1.42950
74	1.40434	1.51846	1.40434
75	1.38075	1.48485	1.38075
76	1.35863	1.45321	1.35863
77	1.33783	1.42338	1.33783
78	1.31815	1.39518	1.31815
79	1.29943	1.36844	1.29943
80	1.28159	1.34308	1.28159
81	1.26460	1.31910	1.26460
82	1.24851	1.29653	1.24851
83	1.23341	1.27543	1.23341
84	1.21935	1.25584	1.21935
85	1.20630	1.23768	1.20630
86	1.19418	1.22082	1.19418
87	1.18284	1.20511	1.18284
88	1.17210	1.19038	1.17210
89	1.16177	1.17643	1.16177
90	1.15165	1.16305	1.15165
91	1.14147	1.15002	1.14147
92	1.13098	1.13709	1.13098
93	1.11984	1.12395	1.11984
94	1.10772	1.11029	1.10772
95	1.09441	1.09586	1.09441
96	1.07985	1.08056	1.07985
97	1.06423	1.06450	1.06423
98	1.04814	1.04821	1.04814
99	1.03421	1.03421	1.03421

113550 NJ 2000	42	(G-######)

Maximum Cost of Insurance Rates
2001 Commissioners Standard Ordinary (“CSO”) Mortality Table

M A L E		F E M A L E		U N I S E X

Covered		Covered		Covered
Person’s	Monthly	Person’s	Monthly	Person’s	Monthly
Attained Age	Rate	Attained Age	Rate	Attained Age	Rate
Last Birthday	Per 1,000	Last Birthday	Per 1,000	Last Birthday	Per 1,000

15	0.055	15	0.030	15	0.055
16	0.065	16	0.033	16	0.065
17	0.074	17	0.034	17	0.074
18	0.079	18	0.037	18	0.079
19	0.082	19	0.038	19	0.082
20	0.083	20	0.039	20	0.083
21	0.084	21	0.041	21	0.084
22	0.085	22	0.042	22	0.085
23	0.087	23	0.043	23	0.087
24	0.088	24	0.044	24	0.088
25	0.091	25	0.046	25	0.091
26	0.095	26	0.048	26	0.095
27	0.098	27	0.051	27	0.098
28	0.097	28	0.053	28	0.097
29	0.096	29	0.056	29	0.096
30	0.095	30	0.058	30	0.095
31	0.094	31	0.063	31	0.094
32	0.095	32	0.066	32	0.095
33	0.097	33	0.071	33	0.097
34	0.099	34	0.077	34	0.099
35	0.103	35	0.083	35	0.103
36	0.109	36	0.089	36	0.109
37	0.116	37	0.095	37	0.116
38	0.124	38	0.100	38	0.124
39	0.133	39	0.105	39	0.133
40	0.143	40	0.112	40	0.143
41	0.156	41	0.119	41	0.156
42	0.171	42	0.128	42	0.171
43	0.189	43	0.138	43	0.189
44	0.210	44	0.149	44	0.210
45	0.231	45	0.163	45	0.231
46	0.253	46	0.180	46	0.253
47	0.271	47	0.198	47	0.271
48	0.285	48	0.220	48	0.285
49	0.303	49	0.244	49	0.303
50	0.326	50	0.270	50	0.326
51	0.355	51	0.300	51	0.355
52	0.392	52	0.333	52	0.392
53	0.434	53	0.368	53	0.434
54	0.486	54	0.405	54	0.486
55	0.543	55	0.447	55	0.543
56	0.605	56	0.493	56	0.605

113550 NJ 2000	43	(G-######)

Maximum Cost of Insurance Rates

2001 CSO Mortality Table

M A L E		F E M A L E		U N I S E X

Covered		Covered		Covered
Person’s	Monthly	Person’s	Monthly	Person’s	Monthly
Attained Age	Rate	Attained Age	Rate	Attained Age	Rate
Last Birthday	Per 1,000	Last Birthday	Per 1,000	Last Birthday	Per 1,000

57	0.663	57	0.541	57	0.663
58	0.719	58	0.591	58	0.719
59	0.785	59	0.642	59	0.785
60	0.867	60	0.695	60	0.867
61	0.966	61	0.753	61	0.966
62	1.082	62	0.813	62	1.082
63	1.206	63	0.879	63	1.206
64	1.337	64	0.950	64	1.337
65	1.471	65	1.028	65	1.471
66	1.606	66	1.113	66	1.606
67	1.747	67	1.207	67	1.747
68	1.895	68	1.309	68	1.895
69	2.058	69	1.423	69	2.058
70	2.245	70	1.553	70	2.245
71	2.476	71	1.698	71	2.476
72	2.745	72	1.858	72	2.745
73	3.027	73	2.033	73	3.027
74	3.330	74	2.223	74	3.330
75	3.663	75	2.433	75	3.663
76	4.037	76	2.663	76	4.037
77	4.473	77	2.914	77	4.473
78	4.977	78	3.190	78	4.977
79	5.540	79	3.493	79	5.540
80	6.168	80	3.869	80	6.168
81	6.850	81	4.330	81	6.850
82	7.568	82	4.817	82	7.568
83	8.352	83	5.328	83	8.352
84	9.224	84	5.895	84	9.224
85	10.197	85	6.466	85	10.197
86	11.264	86	7.140	86	11.264
87	12.416	87	7.974	87	12.416
88	13.638	88	8.854	88	13.638
89	14.919	89	9.723	89	14.919
90	16.190	90	10.352	90	16.190
91	17.439	91	10.961	91	17.439
92	18.745	92	11.977	92	18.745
93	20.122	93	13.351	93	20.122
94	21.572	94	15.075	94	21.572
95	23.010	95	16.957	95	23.010
96	24.413	96	18.808	96	24.413
97	25.905	97	20.006	97	25.905
98	27.496	98	20.649	98	27.496
99	29.193	99	21.998	99	29.193

113550 NJ 2000	44	(G-######)

Maximum Cost of Insurance Rates

2001 CSO Mortality Table

M A L E		F E M A L E		U N I S E X

Covered		Covered		Covered
Person’s	Monthly	Person’s	Monthly	Person’s	Monthly
Attained Age	Rate	Attained Age	Rate	Attained Age	Rate
Last Birthday	Per 1,000	Last Birthday	Per 1,000	Last Birthday	Per 1,000

100	30.813	100	23.752	100	30.813
101	32.247	101	25.658	101	32.247
102	33.771	102	27.755	102	33.771
103	35.392	103	30.059	103	35.392
104	37.113	104	32.572	104	37.113
105	38.941	105	35.227	105	38.941
106	40.881	106	37.944	106	40.881
107	42.940	107	40.707	107	42.940
108	45.124	108	43.517	108	45.124
109	47.439	109	46.420	109	47.439
110	49.892	110	49.330	110	49.892
111	52.490	111	52.135	111	52.490
112	55.239	112	54.814	112	55.239
113	58.148	113	57.566	113	58.148
114	61.223	114	61.005	114	61.223
115	64.472	115	64.279	115	64.472
116	67.898	116	67.697	116	67.898
117	71.513	117	71.325	117	71.513
118	75.318	118	74.715	118	75.318
119	79.306	119	78.255	119	79.306
120	83.333	120	83.333	120	83.333

113550 NJ 2000	45	(G-######)

Attained Age Factors

Mortality: 2001 Commissioners Standard Ordinary (“CSO”) Mortality Table - Interest: 1st Year 7%; 4% Thereafter

Covered Person’s
Attained Age
Last Birthday	MALE	FEMALE	UNISEX

15	9.37008	11.06977	9.37008
16	9.05703	10.68072	9.05703
17	8.76080	10.30684	8.76080
18	8.47934	9.94640	8.47934
19	8.20850	9.59968	8.20850
20	7.94600	9.26522	7.94600
21	7.69102	8.94179	7.69102
22	7.44287	8.62971	7.44287
23	7.20143	8.32791	7.20143
24	6.96700	8.03606	6.96700
25	6.73938	7.75436	6.73938
26	6.51875	7.48243	6.51875
27	6.30556	7.22033	6.30556
28	6.09886	6.96764	6.09886
29	5.89728	6.72394	5.89728
30	5.70082	6.48886	5.70082
31	5.50946	6.26202	5.50946
32	5.32317	6.04371	5.32317
33	5.14235	5.83320	5.14235
34	4.96708	5.63067	4.96708
35	4.79738	5.43595	4.79738
36	4.63342	5.24883	4.63342
37	4.47526	5.06868	4.47526
38	4.32277	4.89513	4.32277
39	4.17594	4.72767	4.17594
40	4.03446	4.56603	4.03446
41	3.89839	4.41024	3.89839
42	3.76760	4.26015	3.76760
43	3.64205	4.11559	3.64205
44	3.52175	3.97649	3.52175
45	3.40656	3.84275	3.40656
46	3.29609	3.71436	3.29609
47	3.19007	3.59122	3.19007
48	3.08791	3.47315	3.08791
49	2.98907	3.36009	2.98907
50	2.89364	3.25187	2.89364
51	2.80166	3.14826	2.80166
52	2.71327	3.04918	2.71327
53	2.62858	2.95444	2.62858
54	2.54753	2.86382	2.54753
55	2.47020	2.77710	2.47020

113550 NJ 2000	46	(G-######)

Attained Age Factors

Mortality: 2001 CSO Mortality Table - Interest: 1st Year 7%; 4% Thereafter

Covered Person’s
Attained Age
Last Birthday	MALE	FEMALE	UNISEX

56	2.39646	2.69417	2.39646
57	2.32611	2.61489	2.32611
58	2.25865	2.53905	2.25865
59	2.19377	2.46638	2.19377
60	2.13148	2.39662	2.13148
61	2.07192	2.32958	2.07192
62	2.01523	2.26515	2.01523
63	1.96143	2.20318	1.96143
64	1.91034	2.14356	1.91034
65	1.86174	2.08619	1.86174
66	1.81537	2.03100	1.81537
67	1.77094	1.97791	1.77094
68	1.72827	1.92687	1.72827
69	1.68719	1.87781	1.68719
70	1.64764	1.83069	1.64764
71	1.60966	1.78550	1.60966
72	1.57345	1.74224	1.57345
73	1.53910	1.70082	1.53910
74	1.50640	1.66117	1.50640
75	1.47520	1.62321	1.47520
76	1.44542	1.58688	1.44542
77	1.41706	1.55207	1.41706
78	1.39018	1.51874	1.39018
79	1.36488	1.48680	1.36488
80	1.34113	1.45617	1.34113
81	1.31891	1.42708	1.31891
82	1.29813	1.39981	1.29813
83	1.27859	1.37414	1.27859
84	1.26022	1.34986	1.26022
85	1.24302	1.32693	1.24302
86	1.22702	1.30500	1.22702
87	1.21222	1.28419	1.21222
88	1.19856	1.26487	1.19856
89	1.18598	1.24684	1.18598
90	1.17436	1.22976	1.17436
91	1.16342	1.21238	1.16342
92	1.15279	1.19415	1.15279
93	1.14226	1.17576	1.14226
94	1.13152	1.15750	1.13152
95	1.12018	1.13943	1.12018
96	1.10739	1.12092	1.10739
97	1.09184	1.10078	1.09184
98	1.07166	1.07644	1.07166
99	1.03421	1.03421	1.03421

113550 NJ 2000	47	(G-######)